EXHIBIT I

EIB Governing Bodies

Board of Governors

Chairman
Hans EICHEL (Germany)

Belgium	Didier REYNDERS, Ministre des Finances
Denmark	Bendt BENDTSEN, økonomi—og erhvervsminister
Germany	Hans EICHEL, Bundesminister der Finanzen
Greece	Nikolaos CHRISTODOULAKIS, Minister of National Economy and Finance
Spain	Rodrigo DE RATO Y FIGAREDO, Vicepresidente Segundo del Gobierno y Ministro de Economía
France	Francis MER, Ministre de l’Économie, des Finances et de l’Industrie
Ireland	Charles McCREEVY, Minister for Finance
Italy	Giulio TREMONTI, Ministro dell’Economia e delle Finanze
Luxembourg	Jean-Claude JUNCKER, Premier Ministre, Ministre d’État, Ministre des Finances
Netherlands	Hans HOOGERVORST, Minister van Financiën
Austria	Karl-Heinz GRASSER, Bundesminister für Finanzen
Portugal	Manuela FERREIRA LEITE, Ministra de Estado e das Finanças
Finland	Suvi-Anne SIIMES, Ministeri, Valtiovarainministeriö
Sweden	Bosse RINGHOLM, Finansminister
United Kingdom	Gordon BROWN, Chancellor of the Exchequer

Audit Committee

Chairman
Michael P. HARALABIDIS, Senior Associate, Group Risk Management, National Bank of Greece, Athens

Members
Caj NACKSTAD, Partner, KPMG, Stockholm Emídio MARIA, Subinspector-Geral de Finanças, Inspecção-Geral de Finanças, Lisbon

Observer
Marc COLAS, Premier Conseiller de Gouvernement, Luxembourg

Management Committee

President:
Philippe MAYSTADT

Vice-Presidents:
Wolfgang ROTH
Ewald NOWOTNY
Peter SEDGWICK
Isabel MARTÍN CASTELLÁ
Michael G. TUTTY
Gerlando GENUARDI
Philippe de FONTAINE VIVE CURTAZ

The EIB’s President also chairs the Bank’s Board of Directors.

Situation at 25 March 2003

Board of Directors

Directors:
Jean-Pierre ARNOLDI	Administrateur général de la Trésorerie, Service Public Fédéral Finances, Brussels
Lorenzo BINI SMAGHI	Dirigente Generale, Capo della Direzione III, Dipartimento del Tesoro, Ministero dell’Economia e delle Finanze, Rome
Sinbad J.D. COLERIDGE	Ret. Chief Executive, BZW Structured Finance Department, London
Isabel CORREIA BARATA	Consultora da Direcção, Departamento de Relações Internacionais, Banco de Portugal, Lisbon
Wedige Hanns von DEWITZ	Member of the Board of Directors of the EIB, Bonn
Iñigo FERNÁNDEZ DE MESA	Subdirector General para Asuntos de la Unión Económica y Monetaria, Ministerio de Economía, Madrid
Kurt A. HALL	Finansråd Internationella avdelningen, Finansdepartementet, Stockholm
Barrie IRETON	Director, International Division, Department for International Development, London
Jan Willem van der KAAIJ	Plaatsvervangend Directeur van de Directie Buitenlandse Financiële Betrekkingen, The Hague
John KINGMAN	Enterprise and Growth Unit Director, H.M. Treasury, London
Rainer MASERA	Presidente, Sanpaolo IMI, Turin
Constantinos MASSOURAS	Director for Financial and Fiscal Policy Affairs, Ministry of National Economy, Athens
Ingrid MATTHÄUS-MAIER	Mitglied des Vorstandes der Kreditanstalt für Wiederaufbau, Frankfurt/Main
Noel Thomas O’GORMAN	Second Secretary-General, Banking, Finance and International Division, Department of Finance, Dublin
Stéphane-Emmanuelle PALLEZ	Chef du Service des Affaires européennes et internationales, Direction du Trésor, Ministère de l’Économie, des Finances et de l’Industrie, Paris
María PÉREZ RIBES	Coordinadora de Instituciones Financieras Europeas, Dirección General de Financiación Internacional, Ministerio de Economía, Madrid
Vincenzo PONTOLILLO	Direttore Centrale, Banca d’Italia, Rome
Per Bremer RASMUSSEN	Finansdirektør i Økonomi- og Erhvervsministeriet, Copenhagen
Kaarina RAUTALA	Hallitusneuvos, Valtiovarainministeriö, Helsinki
Klaus REGLING	Director-General for Economic and Financial Affairs, European Commission, Brussels
Gaston REINESCH	Directeur général, Ministère des Finances, Luxembourg
Pierre RICHARD	Administrateur délégué, DEXIA, Paris
Walter RILL	Abteilungsleiter für internationale Finanzinstitutionen, Bundesministerium für Finanzen, Vienna
Gerd SAUPE	Ministerialdirigent, Bundesministerium der Finanzen, Berlin
Jean-Michel SEVERINO	Directeur général, Groupe Agence Française de Développement, Paris

Alternates:
Marc AUBERGER	Directeur général délégué de la Société française de garantie des financements des PME (SOFARIS - groupe BDPME), Paris
Stefania BAZZONI	Dirigente, Direzione Rapporti Finanziari Internazionali, Dipartimento del Tesoro, Ministero dell’Economia e delle Finanze, Rome
Gerhard BOEHMER	Ministerialdirigent a.D., Bonn
Giampaolo BOLOGNA	Dirigente, Direzione del Contenzioso Comunitario, Dipartimento del Tesoro, Ministero dell’Economia e delle Finanze, Rome
Anne-Laure de COINCY	Chef du Bureau des Affaires Européennes, Direction du Trésor, Ministère de l’Économie, des Finances et de l’Industrie, Paris
Guy CRAUSER	Adviser “Hors Classe”, Regional Policy Directorate General, European Commission, Brussels
Michael CROSS	Chief Manager, Reserves Management, Foreign Exchange Division, Bank of England, London
Björn FRITJOFSSON	Departementsråd, Internationella avdelningen, Finansdepartementet, Stockholm
Niels FUGMANN	Chefkonsulent i Økonomi- og Erhvervsministeriet, Copenhagen
Rudolf de KORTE	Alternate Member of the Board of Directors of the EIB, Wassenaar
Rebecca LAWRENCE	European Union Coordination and Strategy Team Leader, H.M. Treasury, London
Ralph MÜLLER	Leiter des Referats Haushalt der Europäischen Union, Bundesministerium der Finanzen, Berlin
Luis ORGAZ GARCÍA	Subdirector General de Análisis Financiero y Estratégico, Ministerio de Economía, Madrid

Situation at 25 March 2003

Lending Activity

Lending activity

1997-2002: 199 billion

(EUR billion)

In 2002, total lending amounted to 39.6 billion(1) compared with 36.8 billion in 2001. In the Member Countries of the European Union, financing reached 33.4 billion; the Accession Countries attracted 3.6 billion in loans paving the way for enlargement, while the EIB devoted 2.5 billion to underpinning EU policies in the Partner Countries.

At the Board of Governors meeting in June 2002, the Member States endorsed the EIB’s strategic guidelines by approving a 50% increase in the Bank’s capital with effect from 1 January.

During 2002, the EIB pressed ahead with the operational priorities set in the Corporate Operational Plan for the period 2002-2004.

•	The EIB provided 59% of individual loans (12.5 billion) for strengthening economic and social cohesion within the Union, the Bank’s primary remit. The proportion of global loans going to the less favoured regions is estimated at around 60%. With the inclusion of operations in the Accession Countries, the EIB’s contribution to fostering regional development stood at over 23 billion in 2002.

•	Projects financed under the “Innovation 2000 Initiative” came to 3.6 billion in 2002, of which 3.3 billion within the Union and 212 million in the Accession Countries. This initiative, designed to support the development of a knowledge-based, innovation-driven economy, centres on the promotion of human capital, R&D, the diffusion of innovation, and information and communications technology networks. Since its launch in May 2000, loans worth 14.4 billion have been approved and 10.8 billion already signed. The EIB has thus hit the target of 12-15 billion over a period of three years set for it by the European Council. With its role reaffirmed at the Barcelona European Council, the Group will continue to focus on this activity as far ahead as 2010.

•	Individual loans in favour of the environment and quality of life climbed by 52% over the previous year to 10.7 billion: 9.3 billion was provided within the EU, 1.3 billion in the Accession Countries and 190 million in the Partner Countries. The environment accounted for 41% of aggregate lending under this heading. Within the EU, financing centred primarily on the urban environment (5.3 billion), although projects furthering energy savings and renewable energy took an increasing share (2.4 billion). The balance was divided between water treatment and air quality (1.5 billion) and the natural environment (538 million).

(1)	Unless otherwise indicated, all amounts are expressed in EUR.

•	The Accession Countries (Bulgaria, Estonia, Hungary, Latvia, Lithuania, Poland, the Czech Republic, Romania, Slovakia, Slovenia, Cyprus and Malta) received 3.6 billion. The transport sector continued to occupy pride of place: 47% of lending was given over to establishing an efficient transport network essential for the economic development of these countries and their integration into the Union. The environment, however, assumed greater importance with 36% (1.3 billion), while health and education also forged ahead (230 million).

•	EIB support for implementation of the EU’s development aid and cooperation policy in the Partner Countries amounted to 2.5 billion in 2002.

As the leading source of bank finance for projects in the Mediterranean Partner Countries, the EIB advanced 1.6 billion in 2002. Following the Barcelona European Council in March 2002, it put in place a Facility for Euro-Mediterranean Investment and Partnership (FEMIP) geared mainly to bolstering resources for the private sector and creating an investment-friendly environment. This facility will bring financing in the region over the period 2003-2006 to almost 7.5 billion.

The Bank also continued its infrastructure reconstruction activity in the Balkans region, where lending totalled 425 million.

In the other Partner Countries, EIB financing broke down as follows: African, Caribbean and Pacific (ACP) Countries—298 million; South Africa—50 million; and Asia and Latin America—174 million.

Three other areas are accorded priority under the Corporate Operational Plan, namely SMEs, trans-European networks (TENs) and health and education:

•	support for SME investment is made available, firstly, through EIB global loans which, in 2002, reached 6.2 billion. Secondly, the EIF invested 472 million in venture capital funds and concluded 32 SME portfolio guarantee operations worth 1.2 billion;

•	lending for trans-European networks and major infrastructure of Community interest came to 7.5 billion within the Union. A third of these operations was mounted in the form of Public-Private Partnerships. Finally, 1 billion was devoted to road and rail corridors in the Accession Countries;

•	financing in the health and education sectors ran to 1.7 billion within the EU and the Accession Countries. The first batch of operations in the Mediterranean Countries was signed, totalling 150 million.

Over the past six years, the sectoral breakdown of aggregate lending has remained stable: in 2002, backing for transport and telecommunications infrastructure represented 34% of overall financing and assistance for SMEs and small-scale local infrastructure, 33%. The health and education sectors are continuing to move ahead.

EIB Borrowing Activity

Borrowing activity

1997-2002: 181 billion

(EUR billion)

The year 2002 has been a successful year for the EIB’s funding activities and the Bank reaffirmed its position as a leading AAA-rated non-sovereign benchmark borrower. A total of EUR 38 billion was raised on the international capital markets through 219 transactions in 14 currencies before swaps (and 10 currencies after swaps). As a result of favourable market conditions, the USD was the prime currency of funding, followed closely by the EUR.

Total borrowings before swaps in the three major currencies accounted for 89% of the total: 38% USD, 35% EUR and 16% GBP. Funds raised after swaps in these currencies (97%) were: 59% EUR, 22% USD and 16% GBP, the USD having heavily generated euro via currency swaps. Non-structured operations amounted to EUR 34.6 billion (representing 91% of total funds raised) in 90 transactions. Structured operations totalled EUR 3.4 billion (representing 9% of total funds raised) in 129 transactions.

In order to achieve optimal funding costs on a sustainable basis, the EIB’s funding strategy adopts a judicious combination of strategic and market-driven approaches. This enables it to grant credit on the best possible terms and thus continue to serve EU objectives. A cornerstone of this funding policy remains the offering of large liquid benchmark bonds in EUR, USD and GBP. This enables the EIB to continue broadening its investor base, increasing market penetration and reaffirming its status as the consolidated European sovereign issuer.

The EIB launched three EARN transactions in 2002 including its longest dated EUR bond issue to-date—the EUR 5 billion Global EARN 2012. At the end of 2002, the EARNs curve comprised eleven benchmarks covering maturities from 2003 to 2012, with an outstanding volume of over EUR 50 billion, all of which are traded on the MTS electronic trading network.

In USD, the EIB continued its strategy of offering large sized, liquid issues on a regular basis in global format. Three Global bond issues of USD 3 billion each were brought to the market with an increasing share of placement with US investors. The total of benchmark USD bonds outstanding at the end of 2002 stood at USD 28 billion. All outstanding global benchmark bonds, comprising USD 18 billion in total, were listed on the New York Stock Exchange during the year.

It has been 25 years since the EIB launched its first sterling issue and the total outstanding of the EIB’s GBP bonds at the end of 2002 stood at GBP 33 billion representing over 11% of the non-gilt sterling index. The EIB retained its position as the largest non-gilt issuer in the sterling market with about 6% share of the issuance volume in 2002.

The Bank has also continued to show flexibility and innovation by the use of bespoke products specially arranged to meet particular investor needs in a wide array of currencies. These issues cover the whole range from plain vanilla bonds to sophisticated structured securities adapted to the needs of specific investors. Structured bonds often incorporate different types of options as well as the linking of coupons and redemption amounts to different indices and currencies. These products serve the unique purpose of enhancing yields to investors on a platform of the highest credit standing. Despite the complexity of these products, EIB’s risk management policy assures meticulous analysis and adequate hedging against the various types of risk embedded in these issues.

The EIB has a strong presence in Japan, the Asia/Pacific region, notably the Taiwanese and Australian domestic markets, and the South African market. These markets accounted for an equivalent of EUR 3.3 billion in 2002 comprising half of the Bank’s transactions in the year and 9% of its funding volume.

The EIB has a pioneering role in the development of domestic capital markets in particular those of the Accession Countries setting up domestic issuance programmes and establishing treasury capabilities in order to on-lend in local currencies. These efforts have led the EIB to become the major external borrower in these countries during 2002. The Bank is focusing on building up issues towards liquid, benchmark size, extending maturity profiles and providing both domestic and international investors in these currencies with new instruments.

Borrowings signed in 2002 (EUR million)

	Before swaps		After swaps
EUR	13,305	35.0%	22,441	59.0%
DKK	54	0.1%	135	0.4%
GBP	6,180	16.3%	6,227	16.4%
SEK	0	0.0%	362	1.0%

Total EU	19,539	51.4%	29,165	76.7%

AUD	1,284	3.4%	0	0.0%
CZK	232	0.6%	407	1.1%
HKD	161	0.4%	0	0.0%
HUF	139	0.4%	105	0.3%
JPY	1,245	3.3%	0	0.0%
NOK	250	0.7%	65	0.2%
NZD	50	0.1%	0	0.0%
PLN	162	0.4%	13	0.0%
TWD	458	1.2%	0	0.0%
USD	14,383	37.8%	8,231	21.7%
ZAR	109	0.3%	30	0.1%

Total non-EU	18,473	48.6%	8,851	23.3%

TOTAL	38,012	100.0%	38,016	100.0%

EIB Group

Financial Statements

CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER 2002

In EUR ‘000

ASSETS			31.12.2002		31.12.2001

1.	Cash in hand, balances with central banks and post office banks		16,100		22,180

2.	Treasury bills eligible for refinancing with central banks (Note B)		1,530,847		1,519,727

3.	Loans and advances to credit institutions
	a) repayable on demand	118,433		181,292
	b) other loans and advances (Note C)	9,947,089		9,917,933
	c) loans (Note D)	92,414,790		84,654,699

			102,480,312		94,753,924

4.	Loans and advances to customers
	Loans (Note D)	103,506,204		101,118,463
	Specific provisions (Note A.7.1)	- 175,000		- 175,000

			103,331,204		100,943,463

5.	Debt securities including fixed-income securities (Note B)
	a) issued by public bodies	3,376,557		3,262,786
	b) issued by other borrowers	6,057,698		3,418,539

			9,434,255		6,681,325

6.	Shares & other variable-yield securities (Note E)		888,286		844,172

7.	Intangible assets (Note F)		9,848		7,788

8.	Property, furniture and equipment (Note F)		117,645		84,528

9.	Other assets
	a) receivable in respect of EMS interest subsidies paid in advance (Note G)	282		3,528
	b) sundry debtors (Note H)	1,088,401		538,779
	c) Positive replacement values (Note V)	13,594,484		8,184,813

			14,683,167		8,727,120

10.	Prepayments and accrued income (Note I)		2,185,440		2,378,477

			234,677,104		215,962,704

OFF-BALANCE-SHEET ITEMS

			31.12.2002		31.12.2001
Commitments
– EBRD capital (Note E)
• Uncalled			442,500		442,500
• To be paid in			25,313		33,750
– Undisbursed loans (Note D)
• Credit institutions		7,412,732		8,523,766
• Customers		29,109,614		25,729,446

			36,522,346		34,253,212

			31.12.2002		31.12.2001

– Undisbursed venture capital operations			1,241,625		1,067,531
Guarantees
• In respect of loans granted by third parties			1,914,976		1,562,167
• In respect of venture capital operations			64,810		57,946

Fiduciary operations (Note A)			2,945,786		2,070,512

Assets held on behalf of third parties (Note A)
– Growth and environment		6,714		16,091
– SME Guarantee Facility		105,795		54,762
– European Technology Facility		89,740		59,892
– Map Equity & Guarantee		24,832		0
– Seed Capital Action		100		0

			227,181		130,745

Guarantee Fund treasury management			1,646,292		1,775,229

Securities received as collateral with respect to derivatives exposure (Note V)			4,458,616		5,124,892

The bracketed notes refer to the Notes to the Consolidated Financial Statements.

LIABILITIES			31.12.2002		31.12.2001
1.	Amounts owed to credit institutions (Note J)
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	1,182,667		607,622

			1,182,667		607,622

2.	Debts evidenced by certificates (Note K)
	a) debt securities in issue	193,210,101		183,052,603
	b) others	898,071		857,103

			194,108,172		183,909,706

3.	Other liabilities
	a) interest subsidies received in advance (Note G)	289,954		324,956
	b) sundry creditors (Note H)	1,036,001		989,394
	c) sundry liabilities	46,994		44,245
	d) Currency swap contracts adjustment account	3,549,176		0
	e) Negative replacement values (Note V)	5,446,623		2,414,809

			10,368,748		3,773,404

4.	Accruals and deferred income (Note I)		3,896,429		3,779,972

5.	Provisions for liabilities and charges
	– Staff pension fund (Note L)	517,755		474,951
	– Provision for guarantees issued (Note M)	42,357		24,312

			560,112		499,263

6.	Minority interests		217,732		216,349

7.	Capital
	Subscribed	100,000,000		100,000,000
	Uncalled	- 94,000,000		-94,000 000

			6,000,000		6,000,000

8.	Consolidated reserves
	a) reserve fund	10,000,000		10,000,000
	b) additional reserves	3,571,323		3,067,368
	c) special supplementary reserves	750,000		0

			14,321,323		13,067,368

9.	Funds allocated to structured finance facility		250,000		250,000

10.	Funds allocated to venture capital operations		1,499,091		1,500,000

11.	Fund for general banking risks after appropriation (Note M)		1,105,000		1,080,000

12.	Profit for the financial year
	before appropriation	1,192,830		1,424,021
	appropriation for the year to Fund for general banking risks (Note M)	- 25,000		-145,000

	profit to be appropriated		1,167,830		1,279,021

			234,677,104		215,962,704

OFF-BALANCE-SHEET ITEMS

			31.12.2002		31.12.2001
Special deposits for service of borrowings (Note S)			284,367		640,526

Securities portfolio
• Securities receivable			17,776		9,327
• Securities payable			18,132		12,673

Nominal value of interest-rate swap and deferred
rate-setting contracts (Note V)			128,418,546		109,868,600

FRA operations
• Purchase			0		25,000,000
• Sale			0		25,000,000

Nominal value of currency swap contracts payable			42,046,481		39,356,131

Nominal value of currency swap contracts receivable			40,793,728		40,592,794

Put option granted to EIF minority shareholders (Note A)			247,275		247,275

Borrowings arranged but not yet signed			889,175		0

STATEMENT OF SPECIAL SECTION(1) AS AT 31 DECEMBER 2002

In EUR ‘000

(amounts at historic cost in foreign currency converted at exchange rates prevailing on 31 December 2002)

ASSETS	31.12.2002	31.12.2001
Member States
From resources of the European Community (New Community Instrument for borrowing and lending)
Disbursed loans outstanding(2)	68,599	80,959

Turkey
From resources of Member States
Disbursed loans outstanding(3)	43,792	58,953

Mediterranean Countries
From resources of the European Community
Disbursed loans outstanding	201,606	211,121

Risk capital operations
– amounts to be disbursed	117,182	96,582
– amounts disbursed	201,576	192,572

	318,758	289,154

Total(4)	520,364	500,275

African, Caribbean and Pacific States and Overseas Countries and Territories
From resources of the European Community

Yaoundé Conventions
Loans disbursed	41,564	44,810
Contributions to the formation of risk capital Amounts disbursed	419	419

Total(5)	41,983	45,229

Lomé Conventions
Operations from risk capital resources:
– amounts to be disbursed	633,407	666,171
– amounts disbursed	1,274,134	1,198,479

	1,907,541	1,864,650

Operations from other resources:
– amounts to be disbursed	8,000	8,000
Total(6)	1,915,541	1,872,650

Grand total	2,590,279	2,558,066

For information:

Total amounts disbursed and not yet repaid on loans on special conditions made available by the Commission in respect of which the Bank has accepted an EC mandate for recovering principal and interest:

a) Under the First, Second and Third Lomé Conventions: at 31.12.2002: 1,332,075 / at 31.12.2001: 1,402,697

b) Under Financial Protocols signed with the Mediterranean Countries: at 31.12.2002: 152,326 / at 31.12.2001: 158,245

(1)    The Special Section was set up by the Board of Governors on 27 May 1963: under a Decision taken on 4 August 1977 its purpose was redefined as being that of recording operations carried out by the European Investment Bank for the account of and under mandate from third parties.

(2) Initial amount of contracts signed under Council Decisions 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982, 83/200/EEC of 19 April 1983 and 87/182/EEC of 9 March 1987 for promoting investment within the Community, as well as 81/19/EEC of 20 January 1981 for reconstructing areas of Campania and Basilicata (Italy) stricken by an earthquake on 23 November 1980 and 81/1013/EEC of 14 December 1981 for reconstructing areas stricken by earthquakes in Greece in February and March 1981, under mandate, for the account and at the risk of the European Community:			6,399,145
add:	exchange adjustments		+ 123,203
less:	cancellations	201,991
	repayments	6,251,758	- 6,453,749

			68,599

(3) Initial amount of contracts signed for financing projects in Turkey under mandate, for the account and at the risk of Member States:			405,899
add:	exchange adjustments		+ 23,564
less:	cancellations	215
	repayments	385,456	-385,671

			43,792

(4) Initial amount of contracts signed for financing projects in the Maghreb and Mashreq countries, Malta, Cyprus, Turkey and Greece (EUR 10 million lent prior to accession to EC on 1 January 1981) under mandate, for the account and at the risk of the European Community:			672,007
less:	exchange adjustments	59
	cancellations	35,800
	repayments	115,784	-151,643

			520,364

LIABILITIES	31.12.2002	31.12.2001

Funds under trust management
Under mandate from the European Communities
– New Community Instrument	68,599	80,959
– Financial Protocols with the Mediterranean Countries	403,182	403,693
– Yaoundé Conventions	41,983	45,229
– Lomé Conventions	1,274,134	1,198,479

	1,787,898	1,728,360

Under mandate from Member States	43,792	58,953

Total	1,831,690	1,787,313

Funds to be disbursed
On loans and risk capital operations in the Mediterranean Countries	117,182	96,582
On operations from risk capital resources under the Lomé Conventions	633,407	666,171
On operations from other resources under the Lomé Conventions		8,000

Total	750,589	770,753

Grand Total	2,582,279	2,558,066

(5) Initial amount of contracts signed for financing projects in the Associated African States, Madagascar and Mauritius and the Overseas Countries, Territories and Departments (AASMM-OCTD) under mandate, for the account and at the risk of the European Community: – loans on special conditions	139,483
– contributions to the formation of risk capital	2,503	141,986

add:
– capitalised interest	1,178
– exchange adjustments	9,839	+ 11,017

less:
– cancellations	1 574
– repayments	109,446	-111,020

		41,983

6)    Initial amount of contracts signed for financing projects in the African, Caribbean and Pacific States and the Overseas Countries and Territories (ACP-OCT) under mandate, for the account and at the risk of the European Community:

Loans from risk capital resources:

– conditional and subordinated loans	2,906,350
– equity participations	109,131	3,015,481

add:
– capitalised interest		+ 1,802

less:
– cancellations	375,937
– repayments	704,190
– exchange adjustments	29,615	-1,109,742

		1,907,541
Loans from other resources:		8,000

		1,915,541

CONSOLIDATED PROFIT AND LOSS ACCOUNT

For the year ended 31 december 2002

in EUR ‘000

			31.12.2002		31.12.2001

1.	Interest receivable and similar income (Note N)		9,799,939		10,757,180

2.	Interest payable and similar charges		-8,129,050		-9,072,365

3.	Commission receivable (Note P)		34,066		32,529

4.	Commission payable		-652		-1,771

5.	Result on financial operations (Note O)		-108,919		-47,739

6.	Other operating income		10,270		26,357

7.	General administrative expenses (Note Q)		-232,923		-211,538

	a) staff costs	169,452		158,669

	b) other administrative costs	63,471		52,869

8.	Value adjustments in respect of (Note F)		-18,445		-15,737

	a) intangible assets	4,787		4,951

	b) tangible assets	13,658		10,786

9.	Value adjustment on venture capital operations (Note E)		-117,594		-22,137

10.	Value adjustment on shares and other variable yield securities		-10,189		0

11.	Transfer to provision for guarantees issued (Note M)		-26,427		-19,665

12.	Net profit from ordinary activities		1,200,076		1,425,114

13.	Extraordinary income (Note R)		0		40,000

14.	Extraordinary charges (Note R)		0		-11,364

15.	Minority interests		-7,246		-29,729

16.	Profit for the financial year		1,192,830		1,424,021

17.	Appropriation to Fund for general banking risks (Note M)		-25,000		-145,000

18.	Profit to be appropriated		1,167,830		1,279,021

STATEMENT OF MOVEMENTS IN CONSOLIDATED OWN FUNDS

(in EUR ‘000)

	31.12.2002	31.12.2001
Share Capital
Subscribed capital	100,000,000	100,000,000
Uncalled	-94,000,000	-94,000,000
Paid-in capital	6,000,000	6,000,000

Consolidated reserves and profit for the year:

Reserve fund
Balance at beginning of the year	10,000,000	10,000,000
Appropriation of prior year’s profit	0	0
Balance at end of the year	10,000,000	10,000,000

Additional reserves
Balance at beginning of the year without IAS adjustments	3,181,985	2,124,244
Cumulative adjustments arising from the application of IAS 39	-114,617	-117,883

Balance at beginning of the year with IAS adjustments	3,067,368	2,006,361
Appropriation of prior year’s profit	529,930	1,057,741
Changes in fair value during the year	-25,975	3,266
Balance at end of the year	3,571,323	3,067,368

Special supplementary reserves
Balance at beginning of the year	0	0
Appropriation of prior year’s profit	750,000	0
Balance at end of the year	750,000	0

Fund for general banking risks
Balance at beginning of the year	935,000	870,000
Appropriation of prior year’s profit	145,000	65,000
Balance at end of the year (Notes A 13(a) and M)	1,080,000	935,000

Funds allocated to structured finance facility
Balance at beginning of the year	250,000	0
Appropriation of prior year’s profit	0	250,000
Balance at end of the year	250,000	250,000

Funds allocated to venture capital operations
Balance at beginning of the year	1,500,000	1,500,000
Appropriation of prior year’s profit	-909	0
Balance at end of the year	1,499,091	1,500,000

Profit for the year	1,192,830	1,424,021

Consolidated reserves and profit for the year:	18,343,244	17,176,389

Total consolidated own funds	24,343,244	23,176,389

At its annual meeting on 4th June 2002, the Board of Governors of the Bank unanimously adopted the following decisions:

(1)	A new Special Supplementary Reserve has been created to which an amount of Eur 750,000,000 has been appropriated from the profit and loss account for the year ended 31 December 2001.

(2)	The Board of Governors of the EIB decided to increase the Bank’s subscribed capital from 100,000 million euro to 150,000 million euro, with effect from the 1 January 2003.

(3)	The paid-in capital shall, with effect from the 1 January 2003, rise to 7,500 million euro, or 5% of the subscribed capital of 150,000 million euro; the increase in the paid-in capital shall be effected, as of 1 January 2003, through a transfer of 1,500,000,000 euro from the Bank’s Additional Reserves.

CONSOLIDATED CASH FLOW STATEMENT AS AT 31 DECEMBER 2002

In EUR ‘000

	31.12.2002	31.12.2001
A. Cash flows from operating activities:
Profit for the financial year	1,192,830	1,424,021
Adjustments:
Transfer to provision for guarantees issued	18,045	-20,693
Value adjustments on tangible and intangible assets	18,445	15,737
Value adjustments on shares and other variable yield securities	10,189	0
Value adjustments on venture capital operations	117,594	22,137
Exchange adjustment not subject to Article 7	-1,096	905
Increase/(Decrease) in accrued interest and commissions payable and interest
received in advance	116,457	-995,403
Increase in accrued interest and commissions receivable	193,037	1,065,640
Investment portfolio amortisation	-763	-2 711
Decrease in replacement values recognised in equity	-25,975	-114,617
Changes in replacement values	-3,614,520	-4,533,341

Profit on operating activities:	-1,975,756	-3,138,325
Increase in loans	-17,529,806	-14,746,316
Net balance on NCI operations (Note H)	49,336	16,298
Increase in operational portfolio	-493,289	-1,526,000
Increase in venture capital operations	- 171,102	-219,046
Increase in securitised loans	-717,661	-1,003,287

Net cash from operating activities	-20,838,279	-20,616,676

B. Cash flows from investing activities:
EBRD shares paid up (Note E)	-8,438	-8,437
Sales of securities	367,992	316,149
Purchases of securities	-340,125	-356,768
Increases in land, buildings and furniture (Note F)	-46,675	-11,855
Increases in intangible fixed assets	-6,947	-2,721
Other decreases/(increases) in assets	-139,007	118,394
Reclassification of EIF portfolio		66,526

Net cash from investing activities	-173,200	121,288

C. Cash flows from financing activities:
Issue of borrowings	37,563,210	32,531,378
Redemption of borrowings	-20,396,612	-19,000,043
(Decrease)/increase in currency swaps	278,192	-233,439
IAS 39 borrowings adjustments	4,431,648	4,759,190
Net increase in commercial paper	626,203	670,303
Net increase in amounts owed to credit institutions	575,045	99,720
Other increases in liabilities	58,541	155,656

Net cash from financing activities	23,136,227	18,982,765

Summary statement of cash flows
Cash and cash equivalents at beginning of the financial year	12,373,408	13,302,774

Net cash from
(1) operating activities	-20,838,279	-20,616,676
(2) investing activities	-173,200	121,288
(3) financing activities	23,136,227	18,982,765

Effects of exchange rate changes on cash and cash equivalents	-584,327	583,257

Cash and cash equivalents at end of the financial year	13,913,829	12,373,408
Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	16,100	22,180
Bills maturing within three months of issue	3,832, 207	2,252,003
Loans and advances to credit institutions:
-accounts repayable on demand	118,433	181,292
-term deposit accounts	9,947,089	9,917,933

	13,913,829	12, 373,408

EUROPEAN INVESTMENT BANK GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2002

Note A—Significant accounting policies

1. Consolidation principles and accounting standards

a) The Group’s consolidated financial statements have been prepared in accordance with international financial reporting standards (IFRS).

The accounting policies applied are in conformity, in all material respects, with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by Directive 2001/65/EC of 27 September 2001) on the annual accounts and consolidated accounts of banks and other financial institutions (the “Directive”), except as explained in the relevant notes on accounting policies.

b) The Group’s consolidated accounts comprise the accounts of the European Investment Bank (“the Bank”) and those of its subsidiary, the European Investment Fund (“the EIF”), having its registered office at 43, avenue J.F. Kennedy, Luxembourg, as from 1 July 2000.

Minority interests represent the interests in the EIF not held by the Group.

c) Restatement and intra-group transactions.

Prior to consolidation, the EIF’s accounts have been restated in order to ensure conformity with the following accounting policies. After aggregation of the balance sheets and profit and loss accounts, intra-group balances and profits or losses arising on transactions between the two entities have been eliminated.

d) On a proposal from the Management Committee, the Board of Directors decided, on 25 February 2003, to submit the consolidated financial statements to the Governors for approval at their meeting on 3 June 2003.

2. Foreign currency translation

The Group uses the euro, the single currency of the Member States participating in the third stage of Economic and Monetary Union, as the unit of measure for the capital accounts and for presenting its financial statements.

The Group conducts its operations in the currencies of the Member States, in euro and in non-Community currencies.

Its resources are derived from its capital, borrowings and accumulated earnings in various currencies and are held, invested or lent in the same currencies.

The Group’s monetary assets and liabilities denominated in foreign currencies are converted into euro on the basis of the exchange rates obtaining at the balance sheet date. The gain or loss arising from such conversion is credited or charged to the profit and loss account.

The profit and loss accounts are converted into euro monthly on the basis of the exchange rates obtaining at the end of each month.

3. Derivatives

All derivative instruments of the Group are carried at fair value on the balance sheet and are reported as positive or negative replacement values. Fair values are obtained from quoted market prices, discounted cash flow models and option prices models, which consider current market and contractual prices for the underlying instrument, as well as time value of money, yield curve and volatility of the underlying.

The Group uses derivative instruments as part of its asset and liability management activities. The Group either applies fair value or cash flow hedge accounting when it meets the specified criteria to obtain hedge accounting treatment.

In a qualifying hedge of exposures to changes in fair value, the change in fair value of the hedging derivative is recognized in net profit and loss. The change in fair value of the hedged item attributable to the hedged risks adjusts the carrying value of the hedged item and is also recognised in net profit or loss.

In a qualifying cash flow hedge, the effective portion of the gain or loss on the hedging derivative is recognised in equity while the ineffective portion is reported in net profit or loss.

The majority of the Group’s swaps are concluded with a view to hedging specific bond issues.

Currency swaps receivable and payable are recorded on the balance sheet at their fair value (quoted market prices). The nominal amounts are disclosed in the off-balance sheet items.

Macro-hedging swaps used as part of asset/liability management are marked to market (fair value) using internal valuation models.

4. Financial assets

Financial assets are accounted for using the settlement date basis.

5. Cash and Cash Equivalents

The Group defines cash equivalents as short-term, highly liquid securities and interest-earning deposits with original maturities of 90 days or less.

6.	Treasury bills and other bills eligible for refinancing with central banks and debt securities including fixed-income securities and other variable-yield securities

6.1.    Held for trading portfolio

The held for trading portfolio (see Operational portfolio B3 in Note B) comprises listed securities issued and guaranteed by financial establishments. Securities held in this portfolio are marked to market in the balance sheet, any gain or loss arising from a change in fair value being included in the profit and loss account in the period in which it arises.

6.2.    Held-to-maturity portfolio

The held-to-maturity portfolio comprises the Group’s Investment portfolio and the Operational portfolios A1 and A2 (see Note B).

The Investment portfolio consists of securities purchased with the intention of holding them until final maturity in order to ensure the Group’s solvency. These securities are issued or guaranteed by:

•	governments of the European Union, G10 countries and their agencies;

•	supranational public institutions, including multinational development banks.

The entry cost of securities in this portfolio is the purchase price or more exceptionally the transfer price. The difference between entry price and redemption value is accounted for pro rata temporis over the remaining life of the securities held.

The Operational portfolios A1 and A2 are held for the purpose of maintaining an adequate level of liquidity in the Group and comprises money market products, in particular Treasury bills and negotiable debt securities issued by credit institutions. The securities are held until their final maturity and presented in the accounts at their nominal value.

6.3.    Available for sale portfolio

The available for sale portfolio comprises of the operational bond portfolio B1 (see note B), shares, other variable yield securities and participating interests (see note E). Securities are classified as available for sale where they do not appropriately belong to one of the other categories of portfolio. Available for sale financial investments are carried at fair value. Unrealised gains or losses are reported in equity until such investment is sold, collected or otherwise disposed of, or until such investment is determined to be impaired. If an available for sale investment is determined to be impaired, the cumulative unrealised gain or loss previously recognised in own funds is included in net profit or loss for the period. A financial investment is considered impaired if its carrying value exceeds the recoverable amount. Quoted financial investments are considered impaired if the decline in market price below cost is of such a magnitude that recovery of the cost value cannot be reasonably expected within the foreseeable future.

On disposal of an available for sale investment, the accumulated unrealised gain or loss included in own funds is transferred to net profit or loss for the period.

The determination of fair values of available for sale financial investments is generally based on quoted market rates.

Venture capital operations and participating interests held represent medium and long-term investments and are accounted for at cost in accordance with IAS 39 which stipulates that financial instruments for which a fair value cannot be established shall be so valued. The estimated fair value of a venture capital investment may vary significantly in the course of the holding period and the nature of such investments is such that an accurate fair value can be determined only upon realization of the investment. The estimation by the Group of a fair value for venture capital investments for which the method and timing of realization have not yet been determined is therefore considered to be inappropriate. Value impairments are accounted for where these are other than temporary.

7. Loans and advances to credit institutions and customers

7.1.	Loans (including securitised loans) are included in the assets of the Group at their net disbursed amounts. Where loans are hedged by derivatives, they are measured at their fair value (quoted market prices).

Specific provisions have been made for loans and advances outstanding at the end of the financial year and presenting risks of non-recovery of all or part of their amounts. These provisions are entered on the profit and loss account as “Value adjustments in respect of loans and advances”.

Value adjustments with regard to interest on these loans are determined on a case-by-case basis by the Bank’s Management.

7.2. Interest on loans

Interest on loans is recorded in the profit and loss account on the accruals basis, i.e. over the life of the loans.

7.3.    Reverse repurchase and repurchase operations (reverse repos and repos)

A reverse repurchase (repurchase) operation is one under which the Group lends (borrows) liquid funds to (from) a credit institution which provides (receives) collateral in the form of securities. The two parties enter into an irrevocable commitment to complete the operation on a date and at a price fixed at the outset.

The operation is based on the principle of delivery against payment: the borrower (lender) of the liquid funds transfers the securities to the Group’s (counterparty’s) custodian in exchange for settlement at the agreed price, which generates a return (cost) for the Group linked to the money market.

This type of operation is considered for the purposes of the Group to be a loan (borrowing) at a guaranteed rate of interest and is entered on the assets side of the balance sheet under item 3) Loans and advances to credit institutions – b) other loans and advances (on the liabilities side of the balance sheet under item 1) Amounts owed to credit institutions – b) with agreed maturity dates or periods of notice). The securities received (provided) as collateral are accounted for off balance sheet (are maintained in the balance sheet accounts).

8. Property, furniture and equipment

Land and buildings are stated at cost less both initial write-down of the Kirchberg headquarters and accumulated depreciation. Depreciation is calculated to write off the value of the Bank’s Luxembourg-Kirchberg headquarters, its offices in Luxembourg-Hamm and its office in Lisbon on the straight-line basis over 30 and 25 years respectively.

Office furniture and equipment were, until end-1997, depreciated in full in the year of acquisition. With effect from 1998, permanent equipment, fixtures and fittings, furniture, office equipment and vehicles have been recorded in the balance sheet at their purchase price, less accumulated depreciation.

Depreciation is calculated on the straight-line basis over the estimated life of each item purchased, as set out below:

- permanent equipment, fixtures and fittings	10 years
- furniture	5 years
- office equipment and vehicles	3 years.

Works of art are depreciated in full in the year of acquisition.

9. Intangible assets

a) Intangible assets comprise computer software. Software development costs are capitalized when they meet certain criteria relating to identifiability, it is probable that future economic benefits will flow to the enterprise, and the cost can be measured reliably. Internally developed software meeting these criteria are carried at cost less accumulated depreciation (straight-line basis over three years from completion).

b) Software purchased is depreciated on the straight-line basis over its estimated life (2 to 5 years).

10. Staff pension fund and health insurance scheme

a) Pension fund

1-	The EIB’s main pension scheme is a contributory defined benefit pension scheme which covers all employees of the Bank. All contributions of the Bank and its staff are invested in the assets of the Bank. These annual contributions are set aside and accumulated as a specific provision on the liabilities side of the Bank’s balance sheet, together with annual interest.

Commitments for retirement benefits are valued at least every three years in accordance with IAS 19 using the projected unit credit method, in order to ensure that the provision entered in the accounts is adequate. The main actuarial assumptions used by the actuary are set out in Note L. Actuarial surpluses and deficits are spread forward over a period based on the average expected remaining service lives of staff.

2-	The EIF’s pension scheme is a contributory defined benefit pension scheme, managed externally.

b) Health insurance scheme

1-	The EIB has set up its own health insurance scheme for the benefit of staff, financed by contributions from the Bank and its employees. The health insurance scheme is currently managed on the basis of equal benefits and contributions.

2-	The EIF’s staff health insurance scheme is managed externally.

11. Debts evidenced by certificates

Debts evidenced by certificates initially are measured at cost, which is the fair value of the consideration received. Transaction costs and net premiums (discounts) are included in the initial measurement. Subsequent measurement is at amortised cost at inception on a straight line basis to the redemption value over the life of the debt evidenced by certificates.

It is the Group policy to hedge the fixed interest rate risk on debt issues and apply fair value hedge accounting. The effect is such that when such hedge accounting is applied to fixed rate debt instruments, the carrying value of debt issues is adjusted for changes in fair value related to the hedged exposure rather than carried at cost.

12. Fund for general banking risks and provision for guarantees issued

a) Fund for general banking risks

This item includes those amounts which the Group decides to put aside to cover risks associated with loans and other financial operations, having regard to the particular risks attaching to such operations.

International accounting standards require that the transfer to this reserve form part of the appropriation of the profit.

The Directive requires that amounts transferred to this item feature separately in the profit and loss account as “Transfer to Fund for general banking risks”.

b) Provision for guarantees issued

This provision is intended to cover risks inherent in the Group’s activity of issuing guarantees in favour of financial intermediaries.

13. Funds allocated to venture capital operations and to the Structured Finance Facility

a) Funds allocated to venture capital operations.

This item comprises the amount of appropriations from the annual result of the EIB, determined each year by the Board of Governors to facilitate instruments providing venture capital in the context of implementing the European Council Resolution on Growth and Employment.

b) Funds allocated to the Structured Finance Facility

This item comprises the amount of appropriations from the annual result of the EIB, determined each year by the Board of Governors to facilitate implementation of operations with a greater degree of risk for this new type of instrument.

Value adjustments on these operations will be deducted from these items when allocating future results.

14. Taxation

The Protocol on the Privileges and Immunities of the European Communities, appended to the Treaty of 8 April 1965 establishing a Single Council and a Single Commission of the European Communities, stipulates that the assets, revenues and other property of the Group are exempt from all direct taxes.

15. Currency and interest rate swaps

The Group enters into currency swaps, in which the proceeds of a borrowing may be converted into a different currency, mainly as part of its resource-raising operations. Simultaneously, a forward exchange operation is conducted in order to obtain the amounts needed to service the borrowing in the original currency. The amounts corresponding to these operations are entered off balance sheet (see Note U).

The Group also enters into interest rate swaps as part of its hedging operations. The corresponding interest is accounted for on a pro rata temporis basis. The nominal amounts of interest rate swaps are accounted for off balance sheet.

16. Prepayments and accrued income—Accruals and deferred income

These accounts comprise:

Prepayments and accrued income:

Expenditure incurred during the financial year but relating to a subsequent financial year, together with any income which, though relating to the financial year in question, is not due until after its expiry (principally interest on loans).

Accruals and deferred income:

Income received before the balance sheet date but relating to a subsequent financial year, together with any charges which, though relating to the financial year in question, will be paid only in the course of a subsequent financial year (principally interest on borrowings).

17. Interest receivable and similar income

In addition to interest and commission on loans, deposits and other revenue from the securities portfolio, this heading includes the indemnities received by the Bank in respect of prepayments made by its borrowers. With a view to maintaining equivalent accounting treatment between income on loans and the cost of borrowings, the Bank amortises prepayment indemnities received over the remaining life of the loans concerned.

18. Assets held for third parties

Assets held for third parties, as set out below, represent trust accounts opened and maintained in the name of the EIF but for the benefit of the Commission. Sums held in these accounts remain the property of the Commission so long as they are not disbursed for the purposes set out in relation to each project.

Under the Growth and Environment Pilot Project, the EIF provides a free guarantee to the financial intermediaries for loans extended to SME’s with the purpose of financing environmentally friendly investments. The ultimate risk from the guarantee rests with the EIF and the guarantee fee is paid out of European Union budget funds.

Under the SME Guarantee Facility and the MAP Guarantee programme, the EIF is empowered to issue guarantees in its own name but on behalf of and at the risk of the Commission.

Under the ETF Start-Up Facility and the MAP Equity programme, the EIF is empowered to acquire, manage and dispose of ETF start-up investments, in its own name but on behalf of and at the risk of the Commission.

The support provided by the Seed Capital Action is aimed at the long-term recruitment of additional investment managers by the venture capital funds to increase the number of qualified personnel and to reinforce the capacity of the venture capital and incubator industries to cater for investments in seed capital.

The Commission entrusted financial management of the Guarantee Fund to the EIB under an agreement signed between the two parties in November 1994.

19. Fiduciary operations

Pursuant to Article 28 of its Statutes, the EIF acquires, manages and disposes of investments in venture capital enterprises, in its own name but on behalf and at the risk of the European Community, according to Fiduciary and Management Agreements concluded with the European Community (“ETF Start-up Facility”).

The EIF is also empowered to issue guarantees in its own name but on behalf and at the risk of the European Community according to the Fiduciary and Management Agreement concluded with the European Community (“SME Guarantee Facility”).

20. Commitment to purchase EIF shares

Under the terms of a put option in respect of the remaining 785 EIF shares, the EIB is offering to buy these shares from the EIF’s other shareholders within a remaining period of three years for a price of EUR 315,000 per share. This purchase price represents annual appreciation of 3% compared with the purchase offer made in 2000.

21. Prior year figures

Certain prior-year figures have been reclassified to conform with the current year’s presentation.

Note B—Securities portfolio (in EUR ‘000)

	31.12.2002	31.12.2001
Treasury bills eligible for refinancing with central banks (of which 12,671 unlisted in 2002 and 12,661 in 2001)	1,530,847	1,519,727
Debt securities including fixed-income securities (listed)	9,434,255	6,681,325

	10,965,102	8,201,052

	Purchase price	Amortisation for the period	Book value		Amortisation to be accounted for	Value at final maturity	Market value
Investment portfolio	2,845,846	27,626	2,873,473		-45,531	2,827,942	3,001,315
Operational money market portfolio:
- Money market securities with a max. 3-month maturity A1	3,832,207	—	3,832,207		—	3,832,207	3,832,207
- Money market securities with a max. 18-month maturity A2	1,263,984	—	1,263,984		—	1,263,984	1,263,984
Operational bond portfolio B1 Credit Spread	696,768	-50	699,030		-103	696,615	699,030
Operational portfolio B3 Global Fixed Income	397,962	—	402,515	*	—	386,099	402,515
Operational portfolio Available for Sale	52,945	—	52,945	**	—	53,000	52,945
Securitised Loans (Note D)	1,840,948	—	1,840,948		—	1,840,948	1,840,948

	10,930,660	27,576	10,965,102			10,900,795

*	including increase in market value of EUR 2,312.
**	including increase in market value of EUR 207.

Note C—Loans and advances to credit institutions (other loans and advances) (in EUR ‘000)

	31.12.2002	31.12.2001
Term deposits	5,318,298	6,588,593
Reverse repos(*)	4,628,791	3,329,340

	9,947,089	9,917,933

(*)	These operations comprise those carried out with a third-party custodian who undertakes, on the basis of a framework contract, to guarantee compliance with the contractual terms and conditions, notably with respect to:
–	delivery against payment;
–	verification of collateral;
–	the collateral margin required by the lender which must always be available and adequate, with the market value of the securities being verified daily by the said custodian;
–	organisation of substitute collateral provided that this meets all the contractual requirements.

Note D—Summary statement of loans as at 31 December 2002 (in EUR ‘000)

Aggregate loans granted (*)

Aggregate historical amount of loans calculated on the basis of the parities applied on the date of signature			403,858,622
Add:	debt adjustment	913,355
	exchange adjustments	5,509,777
	positive fair value adjustment (IAS 39)	723,277	7,146,409

Less:	terminations and cancellations	11,109,578
	principal repayments	167,452,113

			-178,561,691

Aggregate loans granted			232,443,340

	Loans granted
	to intermediary credit institutions	directly to final beneficiaries	Total 2002	Total 2001
Analysis of aggregate loans granted:

– Disbursed portion	92,414,790	103,506,204	195,197,717	185,739,983
– Undisbursed portion	7,412,732	29,109,614	36,522,346	34,253,212

Aggregate loans granted	99,827,522	132,615,819	232,443,340	219,993,195

(*)	Aggregate loans granted comprise both the disbursed portion of loans and the portion still to be disbursed.

	31.12.2002	31.12.2001
Aggregate loans granted	232,443,340	219,993,195
Securitised loans (Note B)	1,840,948	1,123,215

Aggregate loans (Note W)	234,284,288	221,116,410

Note E—Shares and other variable-yield securities

This item comprises (in EUR ‘000):

	2002	2001
Venture capital operations—after write-down of EUR 139,731 (2001: 22,137)	737,317	683,809
EBRD shares	132,188	123,750
Shares acquired with a view to guaranteeing recovery of loans and advances	18,781	36,613

	888,286	844,172

The amount of EUR 132,187,500 (2001: 123,750,500) corresponds to the capital paid in by the Group at 31 December 2002 in respect of its subscription of EUR 600,000,000 to the capital of the EBRD.

The Group holds 3.03% of the subscribed capital.

Neither the Group’s result nor its own funds would have been materially affected had these shares been accounted for using the equity method.

in EUR ‘000	% held	Total own funds	Total net result	Balance sheet total
EBRD (31.12.2001)	3.03	4,183,595	157,182	20,947,293

Note F—Property, furniture, equipment and intangible assets (in EUR ‘000)

	Land	Luxembourg buildings	Lisbon building	Furniture and equipment	Total Property, furniture and equipment	Total intangible assets
Historical cost
At 1 January 2002	3,688	119,535	349	22,358	145,930	13,604
Additions	6,727	28,150	0	11,798	46,675	6,947
Transfer	0	0	0	331	331	-331
Disposals	0	0	0	-5,420	-5,420	-5,384

At 31 December 2002	10,415	147,685	349	29,067	187,516	14,836

Accumulated depreciation
At 1 January 2002	0	52,693	224	8,485	61,402	5,816
Depreciation	0	4,901	14	8,743	13,658	4,787
Transfer	0	0	0	231	231	-231
Disposals	0	0	0	-5,420	-5,420	-5,384

At 31 December 2002	0	57,594	238	12,039	69,871	4,988

Net book value
At 31 December 2002	10,415	90,091	111	17,028	117,645	9,848

At 31 December 2001	3,688	66,842	125	13,873	84,528	7,788

All of the land and buildings are used by the Group for its own activities. The Luxembourg buildings category includes cost relating to the construction of the new building (Eur 851,000), expected to be completed in 2007.

Note G—Interest subsidies paid and received in advance

(a) Part of the amounts received from the European Commission through EMS (European Monetary System) arrangements has been made available as a long-term advance which is entered on the assets side under item 9.(a) as “Receivable in respect of EMS interest subsidies paid in advance”.

(b) On the liabilities side (item 3.(a)), “Interest subsidies received in advance” comprise:

•	amounts in respect of interest subsidies for loans granted for projects outside the Union, under Conventions signed with the ACP States and Protocols concluded with the Mediterranean Countries;

•	interest subsidies, concerning certain lending operations mounted within the Union from the Bank’s own resources, made available in conjunction with the EMS under Council Regulation (EEC) No 1736/79 of 3 August 1979 and in conjunction with the financial mechanism established by the EFTA Countries under the EFTA Agreement signed on 2 May 1992;

•	amounts received in respect of interest subsidies for loans granted from EC resources under Council Decisions 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982 and 83/200/EEC of 19 April 1983 and under Council Regulation (EEC) No 1736/79 of 3 August 1979 as amended by Council Regulation (EEC) No 2790/82 of 18 October 1982.

Note H—Other balance sheet accounts (in EUR ‘000)

Sundry debtors:

	31.12.2002	31.12.2001
– Staff housing loans and advances	70,238	82,173
– Net balance of amounts disbursed in respect of borrowings and amounts received in respect of loans under NCI operations managed for the account of the European Community (Special Section)	57,779	107,116
– Borrowing proceeds to be received	449,063	0
– Swap receivables	304,467	0
– Loan instalments receivable	49,461	29,010
– Other	157,393	50,480

	1,088,401	538,779

Sundry creditors:
– European Union accounts:
• for Special Section operations and related unsettled amounts	233,364	167,241
• deposit accounts	269,420	296,053
– Swap payables	301,625	0
– Borrowing instalments payable	0	172,066
– Optional Supplementary Provident Scheme (Note L)	144,264	133,689
– Other	87,328	220,345

	1,036,001	989,394

Note I—Prepayments and accrued income—Accruals and deferred income (in EUR ‘000)

	31.12.2002	31.12.2001
Prepayments and accrued income:
Interest and commission receivable	2,181,711	2,377,198
Other	3,729	1,279

	2,185,440	2,378,477

Accruals and deferred income:
Interest and commission payable	3,209,683	3,181,619
Deferred loan proceeds	585,952	461,868
HIPC initiative	62,251	67,912
Personnel costs payable	7,278	7,100
External mobility costs	7,500	7,500	(*)
Other	23,765	53,973

	3,896,429	3,779,972

(*)	Included in item 14. of the profit and loss account: extraordinary charges (Note R).

Note J—Amounts owed to credit institutions (with agreed maturity dates or periods of notice) (in EUR ‘000)

	31.12.2002	31.12.2001
– Short-term borrowings	1,172,542	597,497
– Promissory notes issued in respect of paid-in capital of EBRD	10,125	10,125

	1,182,667	607,622

Note K—SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 31 DECEMBER 2002

(in EUR ‘000)

	BORROWINGS					CURRENCY SWAPS						NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE (–)
PAYABLE IN	OUTSTANDING AT 31.12.2001	AVERAGE RATE	OUTSTANDING AT 31.12.2002	AVERAGE RATE	DUE DATES	31.12.2001		AVERAGE RATE	31.12.2002		AVERAGE RATE	OUTSTANDING AT 31.12.2001	OUTSTANDING AT 31.12.2002
EUR	72,131,851	5.48	77,303,117	5.13	2003/2030	24,174,809	+	5.50	31,127,088	+	3.12	96,306,660	108,430,205
GBP	48,004,134	6.34	48,068,756	6.17	2003/2040	4,046,143	-	6.35	4,008,082	-	3.79	43 ,957,991	44,060,674
DKK	484,099	5.17	363,451	5.26	2003/2010	141,865	+	5.17	90,928	+	2.80	625,964	454,379
SEK	200,512	5.70	203,763	5.70	2003/2007	864,306	+	5.70	1,178,448	+	3.70	1,064,818	1,382,211
USD	45,145,774	5.50	44,451,612	5.09	2003/2026	15,983,627	-	5.56	17,553,055	-	1.94	29,162,147	26,898,557
CHF	3,213,298	3.99	3,199,532	3.61	2003/2014	54,960	-	4.00	56,114	-	5.85	3,158,338	3,143,418
JPY	3,429,706	3.04	4,052,721	3.56	2003/2032	944,455	-	3.04	1,749,289	-	- 0.16	2,485,251	2,303,432
NOK	314,406	5.67	604,761	5.99	2004/2008	213,796	-	5.67	426,082	-	6.55	100,610	178,679
CAD	1,474,036	7.98	619,336	7.71	2003/2008	1,402,998	-	7.98	558,912	-	0.00	71,038	60,424
AUD	462,963	6.28	1,533,196	5.03	2005/2005	462,963	-	6.28	1,533,196	-	0.00
CZK	247,891	7.55	477,808	6.02	2005/2022	101,167	+	7.55	298,800	+	2.36	349,058	776,608
HKD	1,767,967	7.12	1,179,981	6.97	2003/2010	1,767,967	-	7.12	1,179,981	-	0.00
NZD	94,273	6.50	100,125	6.50	2004/2007	94,273	-	6.50	100,125	-	0.00
ZAR	609,566	12.88	727,895	12.20	2003/2018	371,124	-	12.88	429,651	-	12.91	238,442	298,244
HUF	161,106	10.02	311,059	9.09	2003/2012	81,573	-	10.02	120,166	-	8.39	79,533	190,893
PLN	326,416	12.52	430,714	10.93	2003/2017	118,105	-	12.52	261,225	-	0.00	208,311	169,489
TWD	1,035,766	5.00	1,289,507	4.51	2003/2013	1,035,766	-	5.00	1,289,507	-	0.00
SKK	46,752	15.63				63,114	+	15.63	113,245	+	8.29	109,866	113,245
Negative fair value adjustment (IAS 39)	4,759,190		9,190,838

TOTAL	183,909,706		194,108,172

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: 1,580 million). All such borrowings are hedged in full through swap operations.

Note L—Provisions for liabilities and charges (staff pension fund) (in EUR ‘000)

Commitments in respect of retirement benefits were valued at 30 June 2000 by an independent actuary using the projected unit credit method. The calculations were based on the following assumptions:

•	a discount rate of 7% for determining the actuarial present value of benefits accrued;

•	a retirement age of 62;

•	a combined average impact of the increase in the cost of living and career progression estimated at 4%;

•	a rate of adjustment of pensions of 1.5%;

•	probable resignation of 3% up to age 55;

•	use of the EVK/PRASA 90 actuarial tables.

Following this valuation, the Group’s commitments have been found to be covered.

The movements in the pension fund provision were as follows:

– provision at 31 December 2001	474,951
– payments made during the year	- 19,037
– annual cost	61,841

– provision at 31 December 2002	517,755

The above figures do not include the liability towards members of staff in respect of the Optional Supplementary Provident Scheme (a contributory defined benefit pension scheme). The corresponding amount of EUR 144.3 million (2001: EUR 133.7 million) is entered under “Sundry creditors/other” (Note H).

The EIF’s pension scheme is a contributory defined benefit pension scheme, managed externally.

Note M—Fund for general banking risks and provision for guarantees furnished (in EUR ‘000)

a) Movements in the Fund for general banking risks are tabulated below:

	31.12.2002	31.12.2001
Fund at beginning of the year	1,080,000	935,000
Appropriated for the year	25,000	145,000

Fund at end of the year	1,105,000	1,080,000

An amount of EUR 25 million has been appropriated from the profit for the 2002 financial year (see Note A 13.a).

b) Movements in the provision for guarantees issued are tabulated below:

	31.12.2002	31.12.2001
Provision at beginning of the year	24,312	45,005
Transfer for the year	26,427	19,665
Reversal of TENs’ guarantee provision (Note R)	0	- 40,000
Written off	- 8,382	- 358

	42,357	24,312

Note N—Geographical analysis of “Interest receivable and similar income” (item 1 of the profit and loss account) (in EUR ‘000)

	31.12.2002	31.12.2001
Germany	1,454,812	1,552,900
France	1,146,295	1,227,998
Italy	1,145,673	1,369,824
United Kingdom	1,205,993	1,377,507
Spain	1,017,252	1,219,248
Belgium	172,412	213,288
Netherlands	119,671	149,850
Sweden	147,968	177,804
Denmark	186,848	247,954
Austria	136,309	152,647
Finland	124,832	115,649
Greece	414,251	389,539
Portugal	496,335	525,726
Ireland	93,772	113,859
Luxembourg	28,597	26,829

	7,891,020	8,860,622

Outside the European Union	1,009,465	1,061,294

	8,900,485	9,921,916

Income not analysed(1)	899,454	835,264

	9,799,939	10,757,180

(1)	Income not analysed:
	31.12.2002	31.12.2001
Revenue from investment portfolio securities	229,350	180,039
Revenue from short-term securities	170,647	87,931
Revenue from money-market operations	487,134	556,761
EIF guarantee commission (EIB counterguarantee)	12,323	10,533

	899,454	835,264

Note O—Result on financial operations: (item 5 of the profit and loss account)

The result comprises the following components (in EUR ‘000):

	2002	2001
Net result on ALM swaps	- 132,342	- 60,756
Net result on fair value hedging operations	3,211	6,124
Operational portfolio	0	133

	- 129,131	54,499
Other financial operations	20,212	6,760

	- 108,919	- 47,739

Note P—Geographical analysis of “Commission receivable” (item 3 of the profit and loss account) (in EUR ‘000)

	31.12.2002	31.12.2001
Italy	1	2
United Kingdom	50	59
Denmark	0	1
Ireland	17	20

	68	82

Community institutions	20,447	22,506
Results not analysed (EIF)	13,815	9,941

	34,066	32,529

Note Q—General administrative expenses (in EUR ‘000)

	31.12.2002	31.12.2001
Salaries and allowances	115,356	106,813
Welfare contributions and other social costs	54,096	51,856

Staff costs	169,943	158,669
General and administrative expenses	63,471	52,869

	232,923	211,538

The number of persons employed by the Group was 1,171 at 31 December 2002 (1,132 at 31 December 2001).

Note R—Extraordinary income and charges

a) Extraordinary income

This item comprises:

At 31.12.2001:

•	An amount of EUR 40m corresponding to reversal of the EIF TEN’s guarantee provision following the counter guarantee furnished by the Bank.

b) Extraordinary charges (in EUR ‘000)

	31.12.2002	31.12.2001
Provision for external mobility	0	7,500
Special conversion rates	0	3,864

	0	11,364

Note S—Special deposits for service of borrowings

This item represents the amount of coupons and bonds due, paid by the Bank to the paying agents, but not yet presented for payment by the holders of bonds issued by the Bank.

Note T—Estimated fair value of financial instruments

The Group records balance sheet financial instruments on the basis of their historical cost in foreign currency (apart from the operational portfolio) representing the amount received in the case of a liability or the amount paid to acquire an asset. The fair value of the financial instruments (mainly loans, treasury, securities and borrowings after long-term interest rate or currency swaps) entered under assets and liabilities compared with their carrying value is shown in the table below:

(EUR million) 31 December 2002	Assets		Liabilities
	Carrying value	Estimated fair value	Carrying value	Estimated fair value
– Loans	197,762	205,960	—	—
– Investment portfolio	2,873	3,077	—	—
– Liquid assets	11,140	11,140	—	—
– Borrowings after swaps	—	—	199,348	191,846

Total	211,775	219,454	199,348	191,846

The method of calculation of the estimated fair value of the financial instruments making up the assets and liabilities is based on the cash flows of the instruments and of the funding curve of the Bank. The curve reflects the cost of financing of the bank at the end of the year.

Note U—Risk management

The significant risks which have to be managed by the Group are:

•	credit risk

•	interest rate risk

•	liquidity risk

•	exchange risk

Credit risk

Credit risk concerns mainly the Group’s lending activity and, to a lesser extent, treasury instruments such as fixed-income securities held in the investment, hedging and operational portfolios, certificates of deposit and interbank term deposits.

The credit risk associated with the use of derivatives is also analysed hereafter in the “Derivatives” section (Note V).

Management of credit risk is based, firstly, on the degree of credit risk vis-à-vis counterparties and, secondly, on an analysis of the solvency of counterparties.

As regards lending, treasury and derivatives operations, credit risk is managed by an independent Credit Risk Department under the direct responsibility of the Management Committee. The Group has thus established an operationally independent structure for determining and monitoring credit risk.

Loans

In order to limit the credit risk on its loan portfolio, the Group lends only to counterparties where it has been possible to demonstrate their creditworthiness over the longer term and who can offer guarantees deemed sufficiently sound.

In order efficiently to measure and manage credit risk on loans, the Group has graded its lending operations according to generally accepted criteria, based on the quality of the borrower, the guarantee and, where appropriate, the guarantor.

The structure of guarantees attaching to the portfolio of loans granted as at 31 December 2002 is analysed below (EUR million):

- within the European Union:

		Guarantor
		Member states	Public institutions(1)	Zone “A” banks	Corporates(1)	Without formal guarantee(2)	Total
Borrower	Member States					13,006	13,006
	Public institutions	18,117	14,489	1,675	810	1,396	36,487
	Zone “A” banks	13,448	31,943	10,834	16,109	14,528	86,862
	Corporates	9,398	1,520	19,762	27,066	6,317	64,063
	Total 2002	40,963	47,952	32,271	43,985	35,247	200,418
	Total 2001	41,545	36,968	32,589	45,030	34,809	190,941

(1)	Loans secured by assignment of rights by category of final beneficiary.
(2)	Loans for which no formal guarantee was required, the borrower’s level of solvency itself representing adequate security. In the event of certain occurrences, appropriate contractual clauses ensure the Bank’s right of access to independent security.

- outside the European Union:

	2002		2001
Secured by:
Member States	1,677		1,881
Community budget	21,661	(*)	21,530	(*)
Pre-Accession Facility	9,805		6,765

	33,143		30,176

(*)	of which 2,546 million in risk-sharing operations as explained below (2001: 2,969 million).

Loans outside the Community (apart from those under the Pre-Accession Facility) are, in the last resort, secured by guarantees of the Community budget or the Member States (loans in the ACP Countries and the OCT). In all regions (South Africa, non-member Mediterranean Countries, Central and Eastern Europe, Asia and Latin America), apart from the ACP Countries and the OCT, in the case of loans secured by a sovereign guarantee, all risks are, in the last resort, covered by the Community budget.

The agreements decided by the Council of the European Union on 14 April 1997 (Decision 97/256/EC) introduced the concept of risk sharing whereby certain Bank loans are secured by third-party guarantees with respect to the commercial risk, the budgetary guarantee applying in the case of political risks solely arising from currency non-transfer, expropriation, war and civil disturbance. To date, finance contracts for EUR 3,231 million in risk-sharing loans have been signed under these agreements.

Loans granted under the Pre-Accession Facility (EUR 9,805 million) are not secured by guarantees of the Community budget or the Member States.

LOANS FOR PROJECTS OUTSIDE THE UNION

Breakdown of loans by guarantee as at 31 December 2002 (in EUR ‘000)

Convention/agreement	Outstanding 31.12.02	Outstanding 31.12.01
Member States guarantee ACP/OCT Group	4,404	8,924
2nd Lomé Convention ACP/OCT Group	118,575	177,225
3rd Lomé Convention ACP/OCT Group	677,506	867,832
4th Lomé Convention ACP/OCT Group	876,688	826,818
4th Lomé Convention/2nd Financial Protocol

Total Member States guarantee	1,677,173	1,880,799

100% Community budget guarantee
South Africa – 300m –
BG Decision 19.06.95	184,859	205,887
ALA I – 750m	393,484	587,466
ALA interim (100% guarantee) – 153m	93,664	115,711
CEEC – 1bn – BG Decision 29.11.89	447,100	582,878
CEEC – 3bn – BG Decision 02.05.94	2,220,491	2,491,321
CEEC – 700m – BG Decision 18.04.91	255,222	329,195

Total: 100% Community budget guarantee	3,594,820	4,312,458

75% Community budget guarantee
Mediterranean Protocols	3,334,112	3,903,857
Yugoslavia – Art. 18 (1984)	15,580	21,159
Yugoslavia – 1st Protocol	23,511	34,555
Yugoslavia – 2nd Protocol	168,588	193,597
Slovenia – 1st Protocol	121,304	131,268

Total: 75% Community budget guarantee	3,663,095	4,284,436

Convention/agreement	Outstanding 31.12.02	Outstanding 31.12.01
70% Community budget guarantee
South Africa – 375m – Decision 29.01.97	277,528	327,031
ALA II – 900m	867,572	995,196
ALA interim (70% guarantee: risk sharing) – 122m	101,539	135,063
Bosnia-Herzegovina – 100m 99/2001	99,544	100,122
Euromed (EIB) – 2,310m – Decision 29.01.97	2,104,321	2,385,402
FYROM – 150m – 1998/2000	150,000	150,000
CEEC – 3,520m – Decision 29.01.97	2,977,145	3,360,841

Total: 70% Community budget guarantee	6,577,649	7,453,655

65% Community budget guarantee
South Africa – 825m – 7/2000-7/2007	243,562	202,533
ALA III – 2/2000-7/2007	988,461	941,255
Euromed II – 2/2000-7/2007	3,164,588	1,905,885
CEEC – 9,280m – 2/2000-7/2007	2,848,245	1,979,920
Turkey special action – 2001	130,000	0
Turkey – TERRA – 11/1999-11/2002	450,000	450,000

Total: 65% Community budget guarantee	7,824,856	5,479,593

Total: Community budget guarantee	21,660,420	21,530,142

Total: Pre-Accession Facility	9,805,108	6,764,930

Grand Total	33,142,701	30,175,871

A breakdown of disbursed loans outstanding (in EUR million) at 31 December 2002 according to the sectors in which borrowers are engaged is set out below:

Sector	Maturity
	Not more than 1 year	1 year to 5 years	more than 5 years	TOTAL 2002	TOTAL 2001
Energy	1,893	9,397	12,032	23,322	23,751
Transport	2,060	11,465	40,479	54,004	51,496
Telecommunications	2,473	6,461	2,926	11,860	14,380
Water, sewerage	1,048	4,361	9,016	14,425	12,738
Miscellaneous infrastructure	534	3,332	5,185	9,051	8,143
Agriculture, forestry, fisheries	57	156	143	356	366
Industry	2,501	7,996	4,254	14,751	15,132
Services	226	1,445	1,218	2,889	2,418
Global loans	4,416	22,122	34,726	61,264	54,497
Health, education	59	616	4,442	5,117	3,942
Positive fair value adjustment (IAS 39)	0	0	0	723	33

	15,267	67,351	114,421	197,762	186,896

Treasury

The credit risk associated with treasury (the securities portfolio, commercial paper, term accounts, etc.) is rigorously managed through selecting first-class counterparties and issuers.

Limits governing the structure of the securities portfolio and outstanding treasury instruments have been laid down by Management, in particular on the basis of the ratings awarded to counterparties by the rating agencies (these limits are reviewed regularly by the Credit Risk Department).

The table below provides a percentage breakdown of the credit risk associated with the securities portfolio and treasury instruments in terms of the credit rating of counterparties and issuers:

% as at 31 December 2002	Securities portfolio %	Treasury instruments %
Moody’s or equivalent rating
AAA	80	12
P1	0	17
AA1 to AA3	14	45
A1	3	15
Below A1	2	10
Non-rated	1	1

Total	100	100

Interest rate risk

The Group has established an organisational structure for the asset-liability function, applying best practices in the financial industry, and, in particular, an Asset-Liability Management Committee (ALCO) under the direct responsibility of the Bank’s Management Committee. Accordingly, it has decided on an asset-liability management strategy which involves maintaining an own funds duration of around 5 years, thereby safeguarding the Group against substantial fluctuations in its long-term revenue.

Given a notional own funds portfolio in line with the above objective of an own funds duration equal to around 5 years, an increase in interest rates of 0.01% on all currencies would result in an increase of EUR 143,000 in the differential between the net present value of the Group’s own funds and the net present value targeted by the ALM Strategy.

The following table illustrates the Group’s exposure to interest rate risk. It presents the nominal amounts according to maturities affected by the incidence of interest rate changes, as regards the main balance sheet items subject to reindexation:

Reindexation interval (EUR million):

	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	Total 31.12.2002	Total 2001

Assets
Loans (gross)	105,662	2,912	5,635	36,614	46,939	197,762	186,863
Net liquidity	10,658	182	544	1,259	1,370	14,013	13,183

	116,320	3,094	6,179	37,873	48,309	211,775	200,046

Liabilities
Borrowings and swaps	135,268	-4,167	3,558	28,665	36,024	199,348	174,794

Interest rate risk	-18,948	7,261	2,621	9,208	12,285

Liquidity risk

The table hereafter analyses assets and liabilities by maturity on the basis of the period remaining between the balance sheet date and the contractual maturity date.

Assets and liabilities for which there is no contractual maturity date are classified under “Maturity undefined”.

Liquidity risk (EUR million)

Maturity	Not more than 3 months	More than 3 months but not more than 1 year	More than 1 year but not more than 5 years	More than 5 years	Maturity undefined	Total

Assets
Cash in hand, central banks and post office banks	16					16

Treasury bills eligible for refinancing with central banks	20	152	793	566		1,531

Other loans and advances:
Current accounts	118					118
Others	9,947					9,947

	10,065					10,065

Loans:
Credit institutions	1,497	5,322	32,409	53,187		92,415
Customers	1,383	7,063	34,709	59,628	723	103,506

	2,880	12,385	67,118	112,815	723	195,921
Debt securities including fixed-income securities	4,148	897	1,585	2,804		9,434

Other assets					17 710	17,710

Total assets	17,129	13,434	69,496	116,185	18 433	234,677

Liabilities
Amounts owed to credit institutions	1,173	4	6			1,183

Debts evidenced by certificates	13,211	95,564	10,794	65,348	9,191	194,108
Currency swap contracts adjustment	99	18	2,985	447	5,447	8,996
Capital, reserves and profit					24,343	24,343

Other liabilities					6,047	6,047

Total liabilities	14,483	95,586	13,785	65,795	45,028	234,677

A securities portfolio, termed an “investment portfolio” (Note B), has also been created in order to ensure the Group’s solvency and to contend with unforeseen liquidity needs. This securities portfolio consists of mainly fixed-income securities issued by first-class counterparties, largely bonds issued by Member States, with the intention of holding them until final maturity.

Exchange risk

The sources of exchange risk are to be found in the margins on operations and in general expenses incurred in non-euro currencies. The Group’s objective is to eliminate exchange risk by reducing net positions per currency through operations on the international foreign exchange markets.

Exchange position (EUR million)

Currency	Euro	Pound sterling	United States dollar	Other currencies	Total excl. euro	Grand total

Assets
Cash in hand, central banks and post office banks	7	9			9	16
Treasury bills eligible for refinancing with central banks	1,531					1,531
Other loans and advances:
Current accounts	85	3	11	19	33	118
Others	6,676	995	860	1,416	3,271	9,947

	6,761	998	871	1,435	3,304	10,065
Loans:
Credit institutions	53,169	24,264	13,357	1,625	39,246	92,415
Customers	68,572	17,658	11,253	6,023	34,934	103,506

	121,741	41,922	24,610	7,648	74,180	195,921
Debt securities including fixed-income securities	7,027	1,125	950	332	2,407	9,434
Other assets	15,719	848	663	480	1,991	17,288

Total assets	152,786	44,902	27,094	9,895	81,891	234,677

Liabilities
Amounts owed to credit institutions	786	397			397	1,183
Debts evidenced by certificates
Debt securities in issue	86,339	47,681	44,452	14,738	106,871	193,210
Others	155	388		355	743	898

	86,494	48,069	44,452	15,093	107,614	194,108
Currency swap contracts adjustment	36,904	- 4,313	- 17,895	- 5,700	- 27,908	8,996
Capital, reserves and profit	24,343					24,343
Other liabilities	4,263	757	534	493	1,784	6,047

Total liabilities	152,790	44,910	27,091	9,886	81,887	234,677

Off balance sheet	3	- 2	- 1

Net position as at 31.12.2002	1	- 10	2	9

Net position as at 31.12.2001	- 15	2	4	9

Note V—Derivatives

Derivatives are contractual financial instruments, the value of which fluctuates according to trends in the underlying assets, interest rates, exchange rates or indexes.

1.	As part of funding activity

The Group uses derivatives mainly as part of its funding strategy in order to bring the characteristics, in terms of currencies and interest rates, of the funds raised into line with those of loans granted and also to reduce funding costs.

The derivatives most commonly used are:

•	Currency swaps

•	Interest rate swaps

•	Deferred rate-setting (DRS) agreements

•	Assets Swaps

Currency swaps

Currency swaps are contracts under which it is agreed to convert funds raised through borrowings into another currency and, simultaneously, a forward exchange contract is concluded to re-exchange the two currencies in the future in order to be able to repay the funds raised on the due dates.

Interest rate swaps

Interest rate swaps are contracts under which it is generally agreed to exchange floating-rate interest for fixed-rate interest or vice versa.

Deferred rate-setting (DRS) agreements

This derivative is similar to an interest rate swap contract (fixed rate/floating rate or vice versa). However, it is used more specifically by long-term financing institutions such as the EIB, which raises substantial amounts on the capital markets.

Assets swaps

Asset swaps are arranged for investments in bonds that do not have the desired cash-flows features. Specifically, swaps are used to convert investments into floating-rate instruments with 3-month coupon payment and reset frequency. Thus, the Bank eliminates interest-rate and/or exchange risk, while retaining, as intended, the credit risk.

Interest rate or currency swaps allow the Group to modify the interest rates and currencies of its borrowing portfolio in order to accommodate requests from its clients and also make it possible to access certain capital markets by exchanging with counterparties their advantageous conditions of access to these markets, so reducing funding costs.

Long-term derivatives transactions are used only for fund-raising and for the reduction of market risk exposure but not for trading.

All interest rate and currency swaps linked with the borrowing portfolio have maturities identical to the borrowings concerned and are therefore long term.

Derivatives credit risk hedging policy

The credit risk with respect to derivatives lies in the loss which the Group would incur were a counterparty unable to honour its contractual obligations.

In view of the special nature and complexity of the derivatives transactions, a series of procedures was put in place to safeguard the Group against loss arising out of the use of this instrument.

Contractual framework:

All Group long-term derivatives transactions are concluded in the contractual framework of Master Swap Agreements and, where non-standard structures are covered, Credit Support Annexes, which specify the conditions of exposure collateralisation. These are generally accepted and practised contract types.

Counterparty selection:

Minimum rating A1 at the outset, the Group having the right of early termination if the rating drops below a certain level.

Limits:

•	total net market value of derivatives exposure with a counterparty;

•	unsecured exposure to a counterparty;

•	furthermore, specific concentration limits expressed as nominal amounts.

All limits are dynamically adapted to the credit quality of the counterparty.

Monitoring:

The derivatives portfolio is regularly valued and compared against limits.

Collateralisation:

•	Derivatives exposure exceeding the limit for unsecured exposure is collateralised by cash and first-class bonds.

•	Very complex and illiquid transactions require collateralisation over and above the present market value.

•	Both the derivatives portfolio with individual counterparties and the collateral received are regularly valued, with a subsequent call for additional collateral or release.

The credit risk associated with derivatives varies according to a number of factors (such as interest and exchange rates) and generally corresponds to only a small portion of their notional value. In the Group’s case, where only mutually agreed derivatives are negotiated, the credit risk is evaluated on the basis of the “current exposure” method recommended by the Bank for International Settlements (BIS). Hence, the credit risk is expressed in terms of the positive replacement value of the contracts, increased by the potential risks, contingent on the duration and type of transaction, weighted by a coefficient linked to the category of counterparty (BIS 2 weighted risk).

The following tables show the maturities of currency swaps and interest rate swaps plus DRS combined, sub-divided according to their notional amount and the associated credit risk:

Currency swaps (EUR million)

	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 31.12.2002	Total 2001
Notional amount	5,251	30,071	3,156	2,316	40,794	38,567
Net discounted value	- 119	- 1,592	- 249	216	- 1,744	2,282
Credit risk (BIS 2 weighted)	79	539	46	204	867	1,357

The notional amounts receivable or payable in respect of currency swaps are disclosed off balance sheet (see 2. below for short-term swaps).

Interest rate swaps and DRS (EUR million)

	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 31.12.2002	Total 2001
Notional amount	11,864	63,428	20,357	32,770	128,419	109,868
Net discounted value	319	3,221	1,048	2,013	6,601	4,817
Credit risk (BIS 2 weighted)	105	1,048	510	836	2,498	1,732

The Group does not generally enter into any options contracts in conjunction with its risk hedging policy. However, as part of its strategy of raising funds on the financial markets at least cost, the Bank enters into borrowing contracts encompassing notably interest rate or stock exchange index options. Such borrowings are covered by swap contracts to hedge the corresponding market risk.

Tabulated below are the number and notional amount of the various types of option attaching to borrowings:

	Embedded option	Stock exchange index	Special structure coupon or similar
Number of transactions	169	20	27

Notional amount (EUR million)	7,427	1,580	2,903

Net discounted value	- 121	- 197	226

All options contracts embedded in, or linked with, borrowings are negotiated by mutual agreement.

Generally, there is no credit risk on these options, except in some cases where they are based on a stock exchange index, but for which security exists in the form of regularly monitored collateral.

Ratings exposure table

All new transactions are concluded with counterparties rated at least A1. Consequently, most of the portfolio is concentrated on counterparties rated A1 or above.

Rating	% of nominal	Net market exposure	Credit risk & BIS2
Aaa	8.5	574	1,227
Aa1 to Aa3	53.2	531	3,784
A1	35.7	70	2,766
A2 to Baa3	2.1	10	258
Non-rated	0.6	0	191

Total	100	1,185	8,226

2.	As part of liquidity management

The Group also enters into short-term currency swap contracts in order to adjust currency positions in its operational treasury in relation to its benchmark currency, the euro, and to cater for demand for currencies in conjunction with loan disbursements.

The notional amount of short-term currency swaps stood at EUR 2,290 million at 31 December 2002, as against EUR 2,025 million at 31 December 2001.

3.	IAS 39

•	ALM derivatives

The Bank’s policy aims to maintain a high and stable level of income as well as to safeguard the economic value of the Bank. Accordingly, the Bank:

•	has adopted an own funds investment profile ensuring a stable and high flow of income

•	manages residual interest rate risks in relation to this investment profile.

With a view to managing residual interest rate risks, the Bank operates natural hedges in respect of loans and borrowings or concludes global hedging operations (interest rate swaps).

Macro-hedging swaps used as part of asset/liability management are marked to market (fair value) in accordance with IAS 39.

Changes in “fair value” are entered in the profit and loss account.

•	Hedging derivatives

The vast majority of the Bank’s swaps are concluded with the aim of hedging bond issues. These derivatives as well as borrowings hedged are measured at fair value.

The table below shows a summary of hedged items, the nature of the risk being hedged, the hedging instrument and its fair value.

Table of hedging derivatives (in EUR million)

Hedging Instrument				Hedged item
Hedging Instrument	Description	Positive fair value EUR	Negative fair value EUR	Description of hedged item	Carrying value
Interest rate Swap	Receive fixed –pay variable	5,382	- 1,020	Fixed interest rate debt	4,362
Interest rate Swap	Receive structured – pay variable	462	- 331	Structured debt	131
Interest rate Swap	Receive structured – pay fixed	214	- 3	Structured terms of debt	211
Interest rate Swap	Receive variable – pay fixed	96	- 1,457	Fixed interest rate loans	- 1,361
Currency Swap	Receive currency A – pay currency B	358	- 355	Fixed interest rate debt in curr.B	3
Currency Swap	Receive fixed currency A – pay variable currency B	1,580	- 1,011	Fixed interest rate debt in curr.A	569
Currency Swap	Receive struct. currency A – pay variable currency B	127	- 1,157	Structured debt in currency A	- 1,030
Currency Swap	Receive currency A – pay currency B	145	- 45	Fixed interest rate loans in curr.A	100
DRS	Receive fixed – pay fixed	443	- 54	Fixed interest rate loans	389
RRS	Receive fixed – pay fixed	5	- 7	Fixed interest rate loans	- 2
		8,812	- 5,440		3,372

	Position de change	4,782	- 6		4,776

	Total	13,594	- 5,446		8,148

Note W—Geographical breakdown of lending by country in which projects are located

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2002	% fin. year 2001
1. Loans for projects within the Union and related loans
Germany	783	35,016,192	648,049	34,368,143	14.99%	14.58%
Italy	1,061	31,620,017	2,848,303	28,771,714	13.54%	13.49%
Spain	471	29,528,723	2,825,512	26,703,211	12.64%	12.37%
France	318	26,754,412	3,112,088	23,642,324	11.45%	11.45%
United Kingdom	265	23,628,008	3,218,571	20,409,437	10.12%	11.33%
Portugal	225	14,675,328	3,259,453	11,415,875	6.28%	6.13%
Greece	128	9,830,944	1,627,970	8,202,974	4.21%	4.03%
Denmark	102	5,430,342	945,289	4,485,053	2.32%	2.52%
Sweden	116	4,357,062	948,084	3,408,978	1.87%	1.99%
Belgium	87	4,149,636	433,479	3,716,157	1.78%	1.87%
Austria	122	4,044,781	30,000	4,014,781	1.73%	1.61%
Finland	61	3,470,450	218,956	3,251,494	1.49%	1.29%
Netherlands	49	3,033,618	945,500	2,088,118	1.30%	1.38%
Ireland	76	2,310,962	522,701	1,788,261	0.99%	1.12%
Related Loans(*)	22	1,979,622	300,000	1,679,622	0.85%	0.91%
Luxembourg	33	588,213	12,300	575,913	0.25%	0.27%

Total	3,919	200,418,310	21,896,255	178,522,055	85.81%	86.35%

(*)	loans authorised under the second paragraph of Article 18(1) of the Statute for projects located outside the territory of Member States of the Union but offering benefits for the Union are considered as related to loans within the Union.

Note W—Geographical breakdown of lending by country in which projects are located (continued)

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2002	% fin. year 2001

2. Loans for projects outside the Union
2.1. ACP Countries/OCT
Namibia	10	147,782	18,500	129,282
Mauritius	12	136,434	70,416	66,018
Kenya	8	125,160	21,139	104,021
Jamaica	10	105,323	7,249	98,074
Acp Group	3	102,720	34,220	68,500
Zimbabwe	10	80,721	18,030	62,691
Barbados	6	71,470	45,000	26,470
Mozambique	5	69,201	10,000	59,201
Dominican Republic	5	67,317	50,000	17,317
Ghana	5	66,473	17,365	49,108
Trinidad And Tobago	4	63,624	0	63,624
Regional—Africa	2	60,417	33,000	27,417
Senegal	2	56,038	17,904	38,134
Botswana	7	54,320	0	54,320
Lesotho	3	53,162	27,414	25,748
Regional—Central Africa	1	52,264	44,636	7,628
Mauritania	3	46,083	15,000	31,083
Cameroon	3	31,023	5,000	26,023
Bahamas	3	29,666	0	29,666
Papua New Guinea	6	29,176	0	29,176
Cote-D’ivoire	6	26,924	0	26,924
Nigeria	2	22,162	0	22,162
Gabon	3	20,152	15,500	4,652
Cape Verde	1	20,000	14,500	5,500
Regional—West Africa	1	19,529	0	19,529
Swaziland	2	17,500	7,500	10,000
Saint Lucia	4	14,465	5,000	9,465
Regional—Caribbean	1	12,429	0	12,429
French Polynesia	3	8,560	3,000	5,560
Malawi	4	8,160	0	8,160
Guinea	2	8,001	0	8,001
British Virgin Islands	3	6,149	0	6,149
Uganda	1	5,491	0	5,491
Oct Group	1	4,960	3,422	1,538
Cayman Islands	3	4,781	0	4,781
New Caledonia and Dependencies	2	4,370	0	4,370
Saint Vincent and the Grenadines	2	4,236	0	4,236
Chad	1	4,073	0	4,073
Surinam	1	3,349	0	3,349
Grenada	1	3,063	0	3,063
Falkland Islands	2	2,648	0	2,648
Aruba	3	2,553	2,000	553
Tonga	2	2,324	0	2,324
Belize	1	2,108	0	2,108
Netherlands Antilles	2	810	0	810

Sub-total	162	1,677,171	485,795	1,191,376	0.72%	0.85%

2.2. South Africa Sub-total	23	70,948	100,394	605,554	0.30%	0.33%
2.3. Euro-Mediterranean Partnership
Countries and the Balkans
Turkey	28	1,994,351	950,495	1,043,856
Morocco	37	1,574,037	683,100	890,937
Algeria	33	1,522,685	519,432	1,003,253
Egypt	33	1,425,144	578,238	846,906
Tunisia	41	1,324,283	527,200	797,083
Lebanon	13	450,183	185,600	264,583
Federal Republic Of Yugoslavia	15	387,885	279,000	108,885
Jordan	27	363,006	55,000	308,006
Croatia	13	331,613	238,350	93,263
Syria	4	307,539	290,000	17,539
Bosnia-Herzegovina	4	184,544	150,010	34,534
FYROM	8	170,829	72,840	97,989

Note W—Geographical breakdown of lending by country in which projects are located (continued)

Countries and territories in which projects are located	Number of loans	Aggregate loans granted		Undisbursed portion	Disbursed portion	% of total 2002		% fin. year 2001

Gaza-West Bank	8	156,350		106,270	50,080
Albania	6	128,643		81,000	47,643
Israel	3	41,040		0	41,040

Sub-total	273	10,362,132		4,716,535	5,645,597	4.44%		4.18%

2.4. Accession Countries
Poland	66	5,385,661		2,970,446	2,415,215
Czech Republic	36	3,246,091		1,435,344	1,810,747
Romania	39	2,529,072		1,333,930	1,195,142
Hungary	47	2,140,540		662,000	1,478,540
Slovenia	28	1,214,152		578,891	635,261
Slovak Republic	25	1,110,514		163,000	947,514
Bulgaria	24	865,774		557,000	308,774
Cyprus	19	683,799		455,000	228,799
Lettonia	14	310,158		214,744	95,414
Lithuania	15	253,392		102,342	151,050
Estonia	13	177,971		77,800	100,171
Malta	4	35,604		25,000	10,604

Sub-total	330	17,952,728		8,575,497	9,377,231	7.68%		7.03%

2.5. Asian and Latin American Countries
Brazil	17	668,452		3,448	665,004
Argentina	10	414,675		84,348	330,327
Indonesia	6	295,054		256,818	38,236
Philippines	6	240,098		80,835	159,263
China	3	133,226		56,167	77,059
Thailand	2	93,690		35,650	58,040
Panama	2	91,037		4,881	86,156
Mexico	3	86,846		36,307	50,539
Peru	2	78,153		0	78,153
Regional – Central America	2	57,279		30,000	27,279
Vietnam	1	55,000		55,000	0
Pakistan	2	45,010		28,214	16,796
Sri Lanka	1	40,000		40,000	0
Costa Rica	1	38,616		0	38,616
Bangladesh	1	36,202		36,202	0
Regional – Andean Pact	1	34,472		0	34,472
India	1	26,449		0	26,449
Uruguay	1	10,463		0	10,463

Sub-total	62	2,444,722		747,870	1,696,852	1.05%		1.25%

Total	850	33,142,701		14,626,091	18,516,610	14.19	%(*)	13.65%

IAS 39		723,277			723,277

Grand Total	4,769	234,284 288	(**)	36,522,346	197,761,942	100.00%		100.00%

(*)	9.9% excluding Pre-Accession Facility.
(**)	including securitised loans (Note B).

Note X—IAS 14—Segment reporting

In accordance with the determining factors set out in revised IAS 14, the Group considers that lending constitutes its main business segment; its organisation and entire management systems are given over to developing and providing loans for its customers.

Consequently, pursuant to the above standard, the determining factors for segment reporting are:

•	primary determining factor: lending as the main business segment;

•	secondary determining factor: lending in terms of geographical spread.

Information to be disclosed under the heading of geographical segment reporting is given in the following notes:

•	interest receivable and similar income by geographical area (Note N);

•	lending by country in which projects are located (Note W);

•	tangible and intangible assets by country of location (Note F).

Note Y—Conversion rates

The following conversion rates were used for drawing up the balance sheets at 31 December 2002 and at 31 December 2001:

1 euro =

EURO-12: rates fixed irrevocably

Deutsche Mark			1	.95583
French francs			6	.55957
Italian lire			1936	.27
Spanish pesetas			166.386
Belgian francs			40.3399
Netherlands guilders			2	.20371
Austrian Schillings			13.7603
Finnish markka			5	.94573
Drachmas			340.750
Irish pounds			0	.787564
Luxembourg francs			40.3399
Portuguese escudos			200.482
	31.12.2002				31.12.2001
PRE-IN:

Pounds sterling	0	.650500			0	.608500
Danish kroner	7	.42880			7	.43650
Swedish kronor	9	.15280			9	.30120

NON-COMMUNITY CURRENCIES:

United States dollars	1	.04870			0	.881300
Swiss francs	1	.45240			1	.48290
Lebanese pounds	1541	.27			1359	.01
Japanese yen	124.390				115.330
Canadian dollars	1	.65500			1	.40770
Australian dollars	1	.85560			1	.72800
CFA francs	655.957				655.957
Czech koruny	31.5770				31.9620
Hong Kong dollars	8	.17810			6	.87230
New Zealand dollars	1	.99750			2	.12150
South African rand	9	.00940			10.4302

Report of the Auditor

The Chairman of the Audit Committee

EUROPEAN INVESTMENT BANK

Luxembourg

We have audited the consolidated financial statements, as identified below, of the European Investment Bank for the year ended 31 December 2002. These consolidated financial statements are the responsibility of the management of the European Investment Bank. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements identified below give, in accordance with International Financial Reporting Standards and with the general principles of the Directives of the European Union on the annual accounts and consolidated accounts of banks and other financial institutions except as explained in the relevant notes on accounting policies, a true and fair view of the financial position of the European Investment Bank as at 31 December 2002 and of the results of its operations and its cash flows for the year then ended.

The consolidated financial statements on which our opinion is expressed comprise:

•	Consolidated balance sheet

•	Statement of Special Section

•	Consolidated profit and loss account

•	Statement of movements in consolidated own funds

•	Consolidated cash flow statement

•	Notes to the consolidated financial statements

ERNST & YOUNG Société Anonyme

/s/ Kenneth A. HAY
Kenneth A. HAY

Luxembourg, 25 February 2003

The Audit Committee

The Audit Committee reports to the Board of Governors, the following statement being communicated to the Governors prior to their approval of the Annual Report and the consolidated financial statements for the past financial year.

Statement by the Audit Committee

The Committee, instituted in pursuance of Article 14 of the Statute and Article 25 of the Rules of Procedure of the European Investment Bank for the purpose of verifying that the operations of the Bank are conducted and its books kept in a proper manner, having

•	designated Ernst & Young as external auditors, reviewed their audit planning process, examined and discussed their reports and noted that their opinion on the consolidated financial statements is unqualified,

•	convened on a regular basis with the heads of Directorates and relevant services, met regularly the Head of Internal Audit and discussed the relevant internal audit reports, and studied the documents which it deemed necessary to examine in the discharge of its duties,

•	received assurance from the Management Committee concerning the effectiveness of the internal control structure and internal administration,

and considering

•	the consolidated financial statements for the financial year ending on 31 December 2002 as drawn up by the Board of Directors at its meeting on 25 February 2003,

•	that the foregoing provides a reasonable basis for its statement and,

•	Articles 22, 23 & 24 of the Rules of Procedure,

to the best of its knowledge and judgement:

confirms that the consolidated financial statements, comprising the consolidated balance sheet, the statement of special section, the consolidated profit and loss account, the consolidated own funds, the consolidated cash-flow statement and the notes to the consolidated financial statements give a true and fair view of the financial position of the Bank as at 31 December 2002 and of the results of its operations and cash flows for the year then ended.

Luxembourg, 18 March 2003

The Audit Committee

/s/ M. Haralabidis	/s/ C. Nackstad	/s/ E. Maria

M. HARALABIDIS	C. NACKSTAD	E. MARIA

EIB

Financial Statements

BALANCE SHEET AS AT 31 DECEMBER 2002

In EUR ‘000

ASSETS			31.12.2002		31.12.2001
1.	Cash in hand, balances with central banks and post office banks		16,100		22,180

2.	Treasury bills eligible for refinancing with central banks (Note B)		1,398,458		1,377,061

3.	Loans and advances to credit institutions
	a) repayable on demand	107,236		142,213
	b) other loans and advances (Note C)	9,932,089		9,907,933
	c) loans (Note D)	92,414,790		84,654,699

			102,454,115		94,704,845

4.	Loans and advances to customers
	Loans (Note D)	102,782,927		101,085,284
	Specific provisions (Note A.6)	- 175,000		- 175,000

			102,607,927		100,910,284

5.	Debt securities including fixed-income securities (Note B)
	a) issued by public bodies	3,229,725		3,099,397
	b) issued by other borrowers	5,831,782		3,222,928

			9,061,507		6,322,325

6.	Shares & other variable-yield securities (Note E)		839,200		788,992

7.	Participating interests (Note E)		269,942		269,942

8.	Intangible assets (Note F)		9,848		7,687

9.	Property, furniture and equipment (Note F)		112,705		79,460

10.	Other assets
	a) receivable in respect of EMS interest subsidies paid in advance (Note G)	283		3,528
	b) sundry debtors (Note H)	1,106,822		586,790
	c) Currency swap contracts adjustment account	0		1,236,663

			1,107,105		1,826,981
11.	Prepayments and accrued income (Note I)		2,892,516		3,066,660

			220,769,423		209,376,417

OFF-BALANCE-SHEET ITEMS

			31.12.2002		31.12.2001
Commitments
– EBRD capital (Note E)
• Uncalled			442,500		442,500
• To be paid in			25,313		33,750
– EIF capital (Note E)
• Uncalled			972,000		972,000
– Undisbursed loans (Note D)
• Credit institutions		7,412,732		8,523,766
• Customers		29,109,614		25,729,446

			36,522,346		34,253,212
– Undisbursed venture capital operations			1,166,113		1,015,800
Guarantees (Note D)
• In respect of loans granted by third parties			401,626		484,936
• In respect of venture capital operations			64,810		57,946
EIF treasury management			530,034		525,051
Guarantee Fund treasury management			1,646,292		1,775,229
Securities received as collateral with respect to derivatives exposure (Note U)			4,458,616		5,124,892

The bracketed notes refer to the notes to the financial statements

LIABILITIES			31.12.2002		31.12.2001
1.	Amounts owed to credit institutions (Note J)
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	1,182,667		607,622

			1,182,667		607,622

2.	Debts evidenced by certificates (Note K)
	a) debt securities in issue	184,019,263		178,293,413
	b) others	898,071		857,103

			184,917,334		179,150,516

3.	Other liabilities
	a) interest subsidies received in advance (Note G)	289,954		324,956
	b) sundry creditors (Note H)	1,036,001		989,394
	c) sundry liabilities	45,690		42,230
	d) Currency swap contracts adjustment account	3,549,176		0

			4,920,821		1,356,580
4.	Accruals and deferred income (Note I)		4,599,543		4,490,597

5.	Provisions for liabilities and charges
	Staff pension fund (Note L)	517,205		474,951
	Provision for guarantees issued	16,835		0

			534,040		474,951

6.	Fund for general banking risks (Note M)		1,105,000		1,080,000

7.	Capital
	Subscribed	100,000,000		100,000,000
	Uncalled	- 94,000,000		- 94,000,000

			6,000,000		6,000,000

8.	Reserves
	a) reserve fund	10,000,000		10,000,000
	b) additional reserves	3,717,060		3,154,706
	c) special supplementary reserves	750,000		0

			14,467,060		13,154,706

9.	Funds allocated to structured finance facility		250,000		250,000

10.	Funds allocated to venture capital operations		1,499,091		1,500,000

11.	Profit for the financial year		1,293,867		1,311,445

			220,769,423		209,376,417

OFF- BALANCE- SHEET ITEMS
			31.12.2002		31.12.2001
Special deposits for service of borrowings (Note R)			284,367		640,526

Securities portfolio
• Securities receivable			17,776		9,327
• Securities payable			18,132		12,673

Nominal value of interest-rate swap and deferred rate-setting contracts (Note U)			128,418,546		109,868,600

FRA operations
• Purchase			0		25,000,000
• Sale			0		25,000,000

Nominal value of currency swap contracts payable			46,633,273		39,356,131

Nominal value of currency swap contracts receivable			43,084,097		40,592,794

Borrowings arranged but not yet signed			889,175		0

STATEMENT OF SPECIAL SECTION(1) AS AT 31 DECEMBER 2002

In EUR ‘000

(amounts in foreign currency converted at exchange rates prevailing on 31 December 2002)

ASSETS	31.12.2002	31.12.2001

Member States
From resources of the European Community (New Community Instrument for borrowing and lending)
Disbursed loans outstanding(2)	68,599	80,959

Turkey
From resources of Member States
Disbursed loans outstanding(3)	43,792	58,953

Mediterranean Countries
From resources of the European Community
Disbursed loans outstanding	201,606	211,121

Risk capital operations
– amounts to be disbursed	117,182	96,582
– amounts disbursed	201,576	192,572

	318,758	289,154

Total(4)	520,364	500,275
African, Caribbean and Pacific States and Overseas Countries and Territories
From resources of the European Community

Yaoundé Conventions
Loans disbursed	41,564	44,810
Contributions to the formation of risk capital Amounts disbursed	419	419

Total(5)	41,983	45,229
Lomé Conventions
Operations from risk capital resources:
– amounts to be disbursed	633,407	666 171
– amounts disbursed	1,274,134	1,198,479

	1,907,541	1,864,650
Operations from other resources
– amounts to be disbursed	8,000	8,000
Total(6)	1,915,541	1,872,650

Grand total	2,590,279	2,558,066

For information:

Total amounts disbursed and not yet repaid on loans on special conditions made available by the Commission in respect of which the Bank has accepted an EC mandate for recovering principal and interest:

a)	Under the First, Second and Third Lomé Conventions: at 31.12.2002: 1,332,075 / at 31.12.2001: 1,402,697
b)	Under Financial Protocols signed with the Mediterranean Countries: at 31.12.2002: 152,326 / at 31.12.2001: 158,245

(1)    The Special Section was set up by the Board of Governors on 27 May 1963: under a Decision taken on 4 August 1977 its purpose was redefined as being that of recording operations carried out by the European Investment Bank for the account of and under mandate from third parties.

(2)    Initial amount of contracts signed under Council Decisions 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982, 83/200/EEC of 19 April 1983 and 87/182/EEC of 9 March 1987 for promoting investment within the Community, as well as 81/19/EEC of 20 January 1981 for reconstructing areas of Campania and Basilicata (Italy) stricken by an earthquake on 23 November 1980 and 81/1013/EEC of 14 December 1981 for reconstructing areas stricken by earthquakes in Greece

in February and March 1981, under mandate, for the account and at the risk of the European Community:			6,399,145
add:	exchange adjustments		+ 123,203
less:	cancellations	201,991
	repayments	6,251,758	- 6,453,749

			68,599
(3) Initial amount of contracts signed for financing projects in Turkey under mandate, for the account and at the risk of Member
States:			405,899
add:	exchange adjustments		+ 23,564
less:	cancellations	215
	repayments	385,456	- 385,671

			43,792

(4)    Initial amount of contracts signed for financing projects in the Maghreb and Mashreq countries, Malta, Cyprus, Turkey and Greece (EUR 10 million lent prior to accession to EC on 1 January 1981) under mandate, for the account and at the risk of the European

Community:			672,007
less:	exchange adjustments	59
	cancellations	35,800
	repayments	115,784	- 151,643

			520,364

LIABILITIES	31.12.2002	31.12.2001

Funds under trust management
Under mandate from the European Communities
– New Community Instrument	68,599	80,959
– Financial Protocols with the Mediterranean Countries	403,182	403,693
– Yaoundé Conventions	41,983	45,229
– Lomé Conventions	1,274,134	1,198,479

	1,787,898	1,728,360
Under mandate from Member States	43,792	58,953

Total	1,831,690	1,787,313
Funds to be disbursed
On loans and risk capital operations in the Mediterranean countries	117,182	96,582
On operations from risk capital resources under the Lomé Conventions	633,407	666,171
On operations from other resources under the Lomé Conventions	8,000	8,000

Total	758,589	770,753

Grand Total	2,590,279	2,558,066

(5)    Initial amount of contracts signed for financing projects in the Associated African
States, Madagascar and Mauritius and the Overseas Countries, Territories and Departments (AASMM-OCTD) under mandate, for the account and at the risk of the European Community:

– loans on special conditions	139,483
– contributions to the formation of risk capital	2,503	141,986

add:
– capitalised interest	1,178
– exchange adjustments	9,839	+ 11,017

less:
– cancellations	1,574
– repayments	109,446	- 111,020

		41,983

(6) Initial amount of contracts signed for financing projects in the African, Caribbean and Pacific States and the Overseas Countries and Territories (ACP-OCT) under mandate, for the account and at the risk of the European Community:

Loans from risk capital resources:
– conditional and subordinated loans	2,906,350
– equity participations	109,131	3,015,481

add:
– capitalised interest		+ 1,802

less:
– cancellations	375,937
– repayments	704,190
– exchange adjustments	29,615	-1,109,742

		1,907,541
Loans from other resources:		8,000

		1,915,541

PROFIT AND LOSS ACCOUNT

For the year ended 31 december 2002

In EUR ‘000

			31.12.2002		31.12.2001
1.	Interest receivable and similar income (Note N)		9,773,256		10,729,506

2.	Interest payable and similar charges		- 8,128,699		- 9,072,365

3.	Income from participating interests		9,477		7,333

4.	Commission receivable (Note O)		20,515		22,841

5.	Commission payable		- 7,402		- 8,110

6.	Result on financial operations		24,465		6,903

7.	Other operating income		12,434		20,037

8.	General administrative expenses (Note P):		- 226,125		- 203,764
	a) staff costs	163,348		152,903
	b) other administrative costs	62,777		50,861

9.	Value adjustments in respect of (Note F):		- 18,061		- 15,359
	a) intangible assets	4,787		4,872
	b) tangible assets	13,274		10,487

10.	Value adjustment on venture capital operations (Note E)		- 106,253		- 19,213

11.	Transfer to provision for guarantees issued		- 25,216		0

12.	Value adjustment on shares and other variable yield securities		- 10,189		0

13.	Extraordinary income (Note Q)		665		0

14.	Transfer to Fund for general banking risks (Note M)		- 25,000		- 145,000

15.	Extraordinary charges (Note Q)		0		- 11,364

16.	Profit for the financial year		1,293,867		1,311,445

OWN FUNDS AND APPROPRIATION OF PROFIT

On 4 June 2002 the Board of Governors decided to appropriate the balance of the profit and loss account for the year ended 31 December 2001, which, after transfer of EUR 145,000,000 to the Fund for general banking risks, amounted to EUR 1,311,444,923, as follows:

•	an amount of EUR 908,728 as deduction to the funds allocated to the Venture Capital Operations;

•	an amount of EUR 562,353,651, for appropriation to the Additional Reserves

•	an amount of EUR 750,000,000, for appropriation to the Special Supplementary Reserve

Statement of movements in own funds (in EUR ‘000)	31.12.2002	31.12.2001
Share Capital
Subscribed capital	100,000,000	100,000,000
Uncalled	- 94,000,000	- 94,000,000
Paid-in capital	6,000,000	6,000,000
Reserves and profit for the year:
Reserve fund
Balance at beginning of the year	10,000,000	10,000,000
Appropriation of prior year’s profit	0	0
Balance at end of the year	10,000,000	10,000,000
Additional reserves
Balance at beginning of the year	3,154,706	2,124,244
Appropriation of prior year’s profit	562,354	1,030,462
Balance at end of the year	3,717,060	3,154,706
Special Supplementary reserve
Balance at beginning of the year	0	0
Appropriation of prior year’s profit	750,000	0
Balance at end of the year	750,000	0
Fund for general banking risks
Balance at beginning of the year	1,080,000	935,000
Appropriation of prior year’s profit	25,000	145,000
Balance at end of the year	1,105,000	1,080,000
Funds allocated to structured finance facility
Balance at beginning of the year	250,000	0
Appropriation of prior year’s profit	0	250,000
Balance at end of the year	250,000	250,000
Funds allocated to venture capital operations
Balance at beginning of the year	1,500,000	1,500,000
Appropriation of prior year’s profit	- 909	0
Balance at end of the year	1,499,091	1,500,000
Profit for the year	1,293,867	1,311,445
Reserves and profit for the year:	18,615,018	17,296,151
Total own funds	24,615,018	23,296,151

STATEMENT OF SUBSCRIPTIONS TO THE CAPITAL OF THE BANK AS AT 31 DECEMBER 2002

In EUR

Member States	Subscribed capital	Uncalled capital(*)	Paid-in capital
Germany	17,766,355,000	16,699,382,842	1,066,972,158
France	17,766,355,000	16,699,382,842	1,066,972,158
Italy	17,766,355,000	16,699,382,842	1,066,972,158
United Kingdom	17,766,355,000	16,699,382,842	1,066,972,158
Spain	6,530,656,000	6,140,003,092	390,652,908
Belgium	4,924,710,000	4,630,122,198	294,587,802
Netherlands	4,924,710,000	4,630,122,198	294,587,802
Sweden	3,267,057,000	3,071,033,586	196,023,414
Denmark	2,493,522,000	2,344,363,695	149,158,305
Austria	2,444,649,000	2,297,970,078	146,678,922
Finland	1,404,544,000	1,320,271,348	84,272,652
Greece	1,335,817,000	1,255,909,988	79,907,012
Portugal	860,858,000	809,362,903	51,495,097
Ireland	623,380,000	586,090,514	37,289,486
Luxembourg	124,677,000	117,219,032	7,457,968

	100,000,000,000	94,000,000,000	6,000,000,000

(*)	Could be called by decision of the Board of Directors to such extent as may be required for the Bank to meet its obligations towards those who have made loans to it. On 4 June 2002 the Board of Governors decided to raise the subscribed capital to 150 billion as from 1 January 2003, as a result of the transformation of 1.5 billion into subscribed and paid-in capital by way of a transfer from the Additional Reserves and the increase of 48.5 billion in Members States’ subscriptions.

CASH FLOW STATEMENT AS AT 31 DECEMBER 2002

In EUR ‘000

	31.12.2002	31.12.2001
A. Cash flows from operating activities:

Profit for the financial year	1,293,867	1,311,445

Adjustments:

Transfer to Fund for general banking risks	25,000	145,000
Value adjustments on tangible and intangible assets	18,061	15,359
Value adjustments on shares and other variable yield securities	10,189	0
Value adjustments on venture capital operations	106,253	19,213
Exchange adjustment not subject to Article 7	-1,096	905
Increase/(Decrease) in accrued interest and commissions payable and interest received in advance	108,946	-278,346
Increase in accrued interest and commissions receivable	174,144	364,302
Investment portfolio amortisation	-2,045	4,597

Profit on operating activities:	1,733 319	1,573,281

Net loan disbursements	-40 357 837	-30,485,314
Repayments	23,518,129	15,772,177
Net balance on NCI operations (Note H)	49,336	16,298
Increase in treasury portfolios	-473,407	-1,483,626
Increase in venture capital operations	-160,211	-193,059
Increase in securitised loans	-717,661	-1,003,287

Net cash from operating activities	-16,408,333	-15,803,530

B. Cash flows from investing activities:

EBRD shares paid up (Note E)	-8,438	-8,437
Sales of securities	333,543	281,949
Purchases of securities	-333,101	-290,489
Increases in land, buildings and furniture (Note F)	-46,519	-11,620
Increases in intangible fixed assets	-6,947	-2,696
Other (decreases)/increases in assets	-115,061	73,015

Net cash from investing activities	-176,524	41,722

C. Cash flows from financing activities:

Issue of borrowings	37,563,210	32,531,378
Redemption of borrowings	-20,396,612	-19,000,043
Increase/(decrease) in currency swaps receivable	278,192	-233,439
Net increase in commercial paper	626,203	670,303
Net increases in amounts owed to credit institutions	575,045	99,733
Other increases in liabilities	74,154	129,886

Net cash from financing activities	18,720,192	14,197,818

Summary statement of cash flows

Cash and cash equivalents at beginning of financial year	12,261,325	13,242,058

Net cash from:

(1) operating activities	-16,408,333	15,803,530

(2) investing activities	-176,524	41,722

(3) financing activities	18,720,192	14,197,818

Effects of exchange rate changes on cash and cash equivalents	-584,328	583,257
Cash and cash equivalents at end of financial year	13,812,332	12,261,325

Cash analysis (excluding investment and hedging portfolios) Cash in hand balances with central banks and post office banks	16,100	22,180
Bills maturing within three months of issue	3,756,907	2,188,999
Loans and advances to credit institutions:
– accounts repayable on demand	107,236	142,213
– term deposit accounts	9,932,089	9,907,933

	13,812,332	12,261,325

NOTES TO THE FINANCIAL STATEMENTS AS AT 31 DECEMBER 2002

Note A—Significant accounting policies

1.	Accounting standards

The unconsolidated financial statements have been prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by Directive 2001/65/EC of 27 September 2001) on the annual accounts and consolidated accounts of banks and other financial institutions (the “Directive”).

On a proposal from the Management Committee, the Board of Directors decided, on 25 February 2003, to submit the financial statements to the Governors for approval at their meeting on 3 June 2003.

The Bank also publishes consolidated financial statements.

2.	Foreign currency translation

In accordance with Article 4 (1) of its Statute, the EIB uses the euro, the single currency of the Member States participating in the third stage of Economic and Monetary Union, as the unit of measure for the capital accounts of Member States and for presenting its financial statements.

The Bank conducts its operations in the currencies of its Member States, in euro and in non-Community currencies.

Its resources are derived from its capital, borrowings and accumulated earnings in various currencies and are held, invested or lent in the same currencies.

The Bank’s assets and liabilities are converted into euro on the basis of the exchange rates obtaining at the balance sheet date. The gain or loss arising from such conversion is credited or charged to the profit and loss account.

The profit and loss accounts are converted into euro monthly on the basis of the exchange rates obtaining at the end of each month.

3.	Financial assets

Financial assets are accounted for using the settlement date basis.

4.	Cash and cash equivalents

The Bank defines cash equivalents as short-term, highly liquid securities and interest-earning deposits with original maturities of 90 days or less.

5.	Treasury bills and other bills eligible for refinancing with central banks and debt securities including fixed-income securities

With a view to clarifying management of its liquid assets and consolidating its solvency, the Bank has decided to establish the following types of portfolio:

5.1. Investment portfolio

The investment portfolio consists of securities purchased with the intention of holding them until final maturity in order to ensure the Bank’s solvency. These securities are issued or guaranteed by:

–	governments of the European Union, G10 countries and their agencies;
–	supranational public institutions, including multinational development banks.

The entry cost of securities in this portfolio is the purchase price or more exceptionally the transfer price. The difference between entry price and redemption value is accounted for pro rata temporis over the remaining life of the securities held.

5.2. Hedging portfolio

The hedging portfolio, which comprises securities with a fixed maturity, is maintained as part of the Bank’s active management of the interest-rate risks inherent in its lending and funding activities. These investments are accounted for at cost. Gains and losses on disposal of these securities are released to income over the period of the original maturity of the borrowings.

5.3. Operational portfolio

The operational portfolio comprises listed securities issued and guaranteed by financial establishments. Securities held in this portfolio are marked to market in the balance sheet.

5.4. Short-term securities

In order to maintain an adequate level of liquidity the Bank purchases money market products with a maximum maturity of twelve months, in particular Treasury bills and negotiable debt securities issued by credit institutions. The securities are held until their final maturity and presented in the accounts at their nominal value.

Treasury bills appear on the assets side of the balance sheet under item 2) Treasury bills eligible for refinancing with central banks.

Negotiable debt securities issued by credit institutions appear on the assets side of the balance sheet under item 5) Debt securities including fixed-income securities—b) issued by other borrowers.

6.	Loans and advances to credit institutions and customers

6.1. Loans are included in the assets of the Bank at their net disbursed amounts

Specific provisions have been made for loans and advances outstanding at the end of the financial year and presenting risks of non-recovery of all or part of their amounts. These provisions are entered on the profit and loss account as “Value adjustments in respect of loans and advances”.

Value adjustments with regard to interest on these loans are determined on a case-by-case basis by the Bank’s Management.

6.2. Interest on loans

Interest on loans is recorded in the profit and loss account on the accruals basis, i.e. over the life of the loans.

6.3. Reverse repurchase and repurchase operations (reverse repos and repos)

A reverse repurchase (repurchase) operation is one under which the Bank lends (borrows) liquid funds to (from) a credit institution which provides (receives) collateral in the form of securities. The two parties enter into an irrevocable commitment to complete the operation on a date and at a price fixed at the outset.

The operation is based on the principle of delivery against payment: the borrower (lender) of the liquid funds transfers the securities to the Bank’s (counterparty’s) custodian in exchange for settlement at the agreed price, which generates a return (cost) for the Bank linked to the money market.

This type of operation is considered for the purposes of the Bank to be a loan (borrowing) at a guaranteed rate of interest and is entered on the assets side of the balance sheet under item 3) Loans and advances to credit institutions—b) other loans and advances (on the liabilities side of the balance sheet under item 1) Amounts owed to credit institutions—b) with agreed maturity dates or periods of notice). The securities received (provided) as collateral are accounted for off balance sheet (are maintained in the balance sheet accounts).

7.	Shares, other variable-yield securities and participating interests

Shares, venture capital operations and participating interests held represent medium and long-term investments and are accounted for at cost. Value impairments are accounted for, if these are other than temporary.

8.	Property, furniture and equipment

Land and buildings are stated at cost less both initial write-down of the Kirchberg headquarters and accumulated depreciation. Depreciation is calculated to write off the value of the Bank’s Luxembourg-Kirchberg headquarters, its offices in Luxembourg-Hamm and its office in Lisbon on the straight-line basis over 30 and 25 years respectively. Office furniture and equipment were, until end-1997, depreciated in full in the year of acquisition. With effect from 1998, permanent equipment, fixtures and fittings, furniture, office equipment and vehicles have been recorded in the balance sheet at their purchase price, less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated life of each item purchased, as set out below:

– permanent equipment, fixtures and fittings	10 years
– furniture	5 years
– office equipment and vehicles	3 years

Works of art are depreciated in full in the year of acquisition.

9.	Intangible assets

a) Intangible assets comprise computer software. Software development costs are capitalized when they meet certain criteria relating to identifiability, it is probable that future economic benefits will flow to the enterprise, and the cost can be measured reliably. Internally developed software meeting these criteria are carried at cost less accumulated depreciation (straight-line basis over three years from completion).

b) Software purchased is depreciated on the straight-line basis over its estimated life (2 to 5 years).

10.	Staff pension fund and health insurance scheme

a) Pension fund

The Bank’s main pension scheme is a contributory defined benefit pension scheme which covers all employees. All contributions of the Bank and its staff are invested in the assets of the Bank. These annual contributions are set aside and accumulated as a specific provision on the liabilities side of the Bank’s balance sheet, together with annual interest.

Commitments for retirement benefits are valued at least every three years using the projected unit credit method, in order to ensure that the provision entered in the accounts is adequate. The main actuarial assumptions used by the actuary are set out in Note L. Actuarial surpluses and deficits are spread forward over a period based on the average expected remaining service lives of staff.

b) Health insurance scheme

The Bank has set up its own health insurance scheme for the benefit of staff, financed by contributions from the Bank and its employees. The health insurance scheme is currently managed on the basis of equal benefits and contributions.

11.	Debts evidenced by certificates

Debts evidenced by certificates initially are measured at cost, which is the fair value of the consideration received. Transaction costs and net premiums (discounts) are included in the initial measurement. Subsequent measurement is at amortised cost at inception on a straight line basis to the redemption value over the life of the debt evidenced by certificates.

12.	Fund for general banking risks

This item includes those amounts which the Bank decides to put aside to cover risks associated with loans and other financial operations, having regard to the particular risks attaching to such operations.

Amounts transferred to this Fund feature separately in the profit and loss account as “Transfer to Fund for general banking risks”.

13.	Funds allocated to venture capital operations and to the Structured Finance Facility

a) Funds allocated to venture capital operations

This item comprises the amount of appropriations from the annual result of the Bank, determined each year by the Board of Governors to facilitate instruments providing venture capital in the context of implementing the European Council Resolution on Growth and Employment.

b) Funds allocated to the Structured Finance Facility

This item comprises the amount of appropriations from the annual result of the EIB, determined each year by the Board of Governors to facilitate implementation of operations with a greater degree of risk for this new type of instrument.

Value adjustments on these operations will be deducted from these items when allocating future results.

14.	Taxation

The Protocol on the Privileges and Immunities of the European Communities, appended to the Treaty of 8 April 1965 establishing a Single Council and a Single Commission of the European Communities, stipulates that the assets, revenues and other property of the Bank are exempt from all direct taxes.

15.	Currency and interest rate swaps

The Bank enters into currency swaps, in which the proceeds of a borrowing may be converted into a different currency, mainly as part of its resource-raising operations. Simultaneously, a forward exchange operation is conducted in order to obtain the amounts needed to service the borrowing in the original currency. The amounts corresponding to these operations are entered off balance sheet.

The Bank also enters into interest rate swaps as part of its hedging operations. The corresponding interest is accounted for on a pro rata temporis basis. The nominal amounts of interest rate swaps are accounted for off balance sheet.

16.	Prepayments and accrued income—Accruals and deferred income

These accounts comprise:

Prepayments and accrued income:

Expenditure incurred during the financial year but relating to a subsequent financial year, together with any income which, though relating to the financial year in question, is not due until after its expiry (principally interest on loans).

Accruals and deferred income:

Income received before the balance sheet date but relating to a subsequent financial year, together with any charges which, though relating to the financial year in question, will be paid only in the course of a subsequent financial year (principally interest on borrowings).

17.	Interest receivable and similar income

In addition to interest and commission on loans, deposits and other revenue from the securities portfolio, this heading includes the indemnities received by the Bank in respect of prepayments made by its borrowers. With a view to maintaining equivalent accounting treatment between income on loans and the cost of borrowings, the Bank amortises prepayment indemnities received over the remaining life of the loans concerned.

18.	Management of third-party funds

a) EIF treasury

The EIF treasury is managed by the Bank in accordance with the treasury management agreement signed between the two parties in December 2000.

b) Guarantee Fund treasury

The Commission entrusted financial management of the Fund to the EIB under an agreement signed between the two parties in November 1994.

19.	Certain prior-year figures have been reclassified to conform with the current year’s presentation.

Note B—Securities portfolio (in EUR ‘000)

	31.12.2002	31.12.2001
Treasury bills eligible for refinancing with central banks (of which 12,671 unlisted in 2002 and 12,661 in 2001)	1,398,458	1,377,061
Debt securities including fixed-income securities (listed):	9,061,507	6,322,325

	10,459,965	7,699,386

	Purchase price	Amortisation for the period	Book value	Amortisation to be accounted for	Value at final maturity	Market value
Investment portfolio	2,473,731	32,161	2,505,892	-41,719	2,464,173	2,624,728

Operational money market portfolio:
– Money market securities with a max. 3-month maturity A1	3,756,907	0	3,756,907	0	3,756,907	3,756,907
– Money market securities with a max. 18-month maturity A2	1,256,985	0	1,256,985	0	1,256,985	1,256,985

Operational bond portfolio B1 Credit Spread	696,768	-51	696,718	-103	696,615	699,030

Operational portfolio B3 Global Fixed Income	397,962	0	402,515	0	386,099	402,515

Securitised loans (Note D)	1,840,948	0	1,840,948	0	1,840,948	1,840,948

	10,423,301	32,110	10,459,965		10,401,727

Note C—Loans and advances to credit institutions (other loans and advances) (in EUR ‘000)

	31.12.2002	31.12.2001
Term deposits	5,303,298	6,578,593
Reverse repos(*)	4,628,791	3,329,340

	9,932,089	9,907,933

(*)	These operations comprise those carried out with a third-party custodian who undertakes, on the basis of a framework contract, to guarantee compliance with the contractual terms and conditions, notably with respect to:

•	delivery against payment,

•	verification of collateral,

•	the collateral margin required by the lender which must always be available and adequate, with the market value of the securities being verified daily by the said custodian,

•	organisation of substitute collateral provided that this meets all the contractual requirements.

Note D—Summary statement of loans and guarantees as at 31 December 2002 (in EUR ‘000)

1. Aggregate loans granted(*)

Aggregate historical amount of loans calculated on the basis of the parities applied on the date of signature		403,858,622
Add: debt adjustement	913,355
exchange adjustments	5,509,777	6,423,132

Less: terminations and cancellations	11,109,578
principal repayments	167,452,113

		-178,561,691

Aggregate loans granted		231,720,063

	Loans granted
	to intermediary credit institutions	directly to final beneficiaries	Total 2002	Total 2001
Analysis of aggregate loans granted:
– Disbursed portion	92,414,790	102,782,927	195,197,717	185,739,983
– Undisbursed portion	7,412,732	29,109,614	36,522,346	34,253,212

Aggregate loans granted	99,827,522	131,892,541	231,720,063	219,993,195

(*)	Aggregate loans granted comprise both the disbursed portion of loans and the portion still to be disbursed.

	31.12.2002	31.12.2001
Aggregate loans granted	231,720,063	219,993,195
Securitised loans (Note B)	1,840,948	1,123,215

Aggregate loans (Note V)	233,561,011	221,116,410

2. Statutory ceiling on lending and guarantee operations

Under the terms of Article 18 (5) of the Statute, the aggregate amount outstanding at any time of loans and guarantees granted by the Bank must not exceed 250% of its subscribed capital.

The present level of capital implies a ceiling of EUR 250 billion in relation to aggregate loans and guarantees furnished currently totalling EUR 236,007 million and broken down as follows:

Aggregate loans granted:	231,720
Venture capital operations:	1,980
Aggregate guarantees furnished in respect of loans granted by third parties:	466
Aggregate securitised loans:	1,841

236,007

Note E—Shares and other variable-yield securities and participating interests

Shares and other variable-yield securities

	2002	2001
This item comprises (in EUR ‘000):
Venture capital operations - after write-down of EUR 125,467 (2001: 19,213)	688,231	634,272
EBRD shares	132,188	123,750
Shares acquired with a view to guaranteeing recovery of loans and advances	18,781	30,970

	839,200	788,992

The amount of EUR 132,187,500 (2001: EUR 123,750,000) corresponds to the capital paid in by the Bank as at 31 December 2002 in respect of its subscription of EUR 600,000,000 to the capital of the EBRD.

The Bank holds 3.03% of the subscribed capital.

Neither the Bank’s result nor its own funds would have been materially affected had these shares been accounted for using the equity method.

In EUR ‘000	% held	Total own funds	Total net result	Balance sheet total
EBRD (31.12.2001)	3.03	4,183,595	157,182	20,947,293

Participating interests

This item for EUR 269 941 795 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,215, 000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.

The Bank holds 60.75% of the subscribed capital.

Under the terms of a put option in respect of the remaining 785 EIF shares, the EIB is offering to buy these shares from the EIF’s other shareholders within a remaining period of three years for a price of EUR 315 000 per share. This purchase price represents annual appreciation of 3% compared with the purchase offer made in 2000. The EIF’s financial situation as at 31 December 2002 does not require any provision to be made by the Bank as a result of this commitment.

Note F—Property, furniture, equipment and intangible assets (in EUR ‘000)

	Land	Luxembourg buildings	Lisbon building	Furniture and equipment	Total property, furniture and equipement	Total intangible assets
Historical cost
At 1 January 2002	3,358	114,703	349	21,397	139,807	13,273
Additions	6,727	28,150	0	11,642	46,519	6,947
Disposals	0	0	0	-5,420	-5,420	-5,384

At 31 December 2002	10,085	142,853	349	27,619	180,906	14,836

Accumulated depreciation
At 1 January 2002	0	52,005	224	8,118	60,347	5,585
Depreciation	0	4,740	14	8,520	13,274	4,787
Disposals	0	0	0	-5,420	-5,420	-5,384

At 31 December 2002	0	56,745	238	11,218	68,201	4,988

Net book value
At 31 December 2002	10,085	86,108	111	16,401	112,705	9,848

At 31 December 2001	3,358	62,698	125	13,279	79,460	7 687

All of the land and buildings are used by the Bank for its own activities. The Luxembourg buildings category includes cost relating to the construction of the new building (EUR 851,000), expected to be completed in 2007.

Note G—Interest subsidies paid and received in advance

(a) Part of the amounts received from the European Commission through EMS (European Monetary System) arrangements has been made available as a long-term advance which is entered on the assets side under item 10.(a) as “Receivable in respect of EMS interest subsidies paid in advance”.

(b) On the liabilities side (item 3.(a)), “Interest subsidies received in advance” comprise:

•	amounts in respect of interest subsidies for loans granted for projects outside the Union, under Conventions signed with the ACP States and Protocols concluded with the Mediterranean Countries;

•	interest subsidies, concerning certain lending operations mounted within the Union from the Bank’s own resources, made available in conjunction with the EMS under Council Regulation (EEC) No 1736/79 of 3 August 1979 and in conjunction with the financial mechanism established by the EFTA Countries under the EFTA Agreement signed on 2 May 1992;

•	amounts received in respect of interest subsidies for loans granted from EC resources under Council Decisions 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982 and 83/200/EEC of 19 April 1983 and under Council Regulation (EEC) No 1736/79 of 3 August 1979 as amended by Council Regulation (EEC) No 2790/82 of 18 October 1982.

Note H—Other balance sheet accounts (in EUR ‘000)

		31.12.2002	31.12.2001
Sundry debtors:
–	Staff housing loans and advances	70,238	82,173
–	Net balance of amounts disbursed in respect of borrowings and amounts received in respect of loans under NCI operations managed for the account of the European Community (Special Section)	57,779	107,116
–	Borrowing proceeds to be received	449,063	0
–	Swap receivables	304,467	0
–	Loan instalments receivable	49,461	299,010
–	Other	175,814	98,491

		1,106,822	586,790

Sundry creditors:
–	European Community accounts:
	• for Special Section operations and related unsettled amounts	233,364	167 241
	• deposit accounts	269,420	296 053
–	Swap payables	301,625	0
–	Borrowing instalments payable	0	172 066
–	Optional Supplementary Provident Scheme (Note L)	144,264	133 689
–	Other	87,328	220 345

		1,036,001	989,394

Note I—Prepayments and accrued income—Accruals and deferred income (in EUR ‘000)

	31.12.2002	31.12.2001
Prepayments and accrued income:
Interest and commission receivable	2,170,871	2,356,774
Deferred borrowing charges	720,290	708,607
Other	1,355	1,279

	2,892,516	3,066,660

Accruals and deferred income:
Interest and commission payable	3,198,493	3,165,785
Deferred loan proceeds	585,952	461,868
Deferred borrowing proceeds	713,250	726,459
HIPC initiative	62,251	67,912
Personnel costs payable	7,278	7,100
External mobility costs	7,500	7,500	(*)
Other	24,819	53,973

	4,599,543	4,490,597

(*)	Included in item 15 of the profit and loss account: extraordinary charges (Note Q).

Note J—Amounts owed to credit institutions (with agreed maturity dates or periods of notice) (in EUR ‘000)

		31.12.2002	31.12.2001
–	Short-term borrowings	1,172,542	597,497
–	Promissory notes issued in respect of paid-in capital of EBRD	10,125	10,125

		1,182,667	607,622

NOTE K—Summary statement of debts evidenced by certificates as at 31 December 2002 (in EUR ‘000)

PAYABLE IN	BORROWINGS					CURRENCY SWAPS						NET AMOUNT
	OUTSTANDING AT 31.12.2001	AVERAGE RATE	OUTSTANDING AT 31.12.2002	AVERAGE RATE	DUE DATES	AMOUNTS PAYABLE (+) OR RECEIVABLE (–)						OUTSTANDING AT 31.12.2001	OUTSTANDING AT 31.12.2002
						31.12.2001		AVERAGE RATE	31.12.2002		AVERAGE RATE
EUR	72,131,851	5.48	77,303,117	5.13	2003/2030	24,174 809	+	5.50	31,127,088	+	3.12	96,306,660	108,430,205
GBP	48,004,134	6.34	48,068,756	6.17	2003/2040	4,046,143	-	6.35	4,008,082	-	3.79	43,957,991	44,060,674
DKK	484,099	5.17	363,451	5.26	2003/2010	141,865	+	5.17	90,928	+	2.80	625,964	454,379
SEK	200,512	5.70	203,763	5.70	2003/2007	864,306	+	5.70	1,178,448	+	3.70	1,064,818	1,382,211
USD	45,145,774	5.50	44,451,612	5.09	2003/2026	15,983,627	-	5.56	17,553,055	-	1.94	29,162,147	26,898,557
CHF	3,213,298	3.99	3,199,532	3.61	2003/2014	54,960	-	4.00	56,114	-	5.85	3,158,338	3,143,418
JPY	3,429,706	3.04	4,052,721	3.56	2003/2032	944,455	-	3.04	1,749,289	-	-0.16	2,485,251	2,303,432
NOK	314,406	5.67	604,761	5.99	2004/2008	213,796	-	5.67	426,082	-	6.55	100,610	178,679
CAD	1,474,036	7.98	619,336	7.71	2003/2008	1,402,998	-	7.98	558,912	-	0.00	71,038	60,424
AUD	462,963	6.28	1,533,196	5.03	2005/2005	462,963	-	6.28	1,533,196	-	0.00
CZK	247,891	7.55	477,808	6.02	2005/2022	101,167	+	7.55	298,800	+	2.36	349,058	776,608
HKD	1,767,967	7.12	1,179,981	6.97	2003/2010	1,767,967	-	7.12	1,179,981	-	0.00
NZD	94,273	6.50	100,125	6.50	2004/2007	94,273	-	6.50	100,125	-	0.00
ZAR	609,566	12.88	727,895	12.20	2003/2018	371,124	-	12.88	429,651	-	12.91	238,442	298,244
HUF	161,106	10.02	311,059	9.09	2003/2012	81,573	-	10.02	120,166	-	8.39	79,533	190,893
PLN	326,416	12.52	430,714	10.93	2003/2017	118,105	-	12.52	261,225	-	0.00	208,311	169,489
TWD	1,035,766	5.00	1,289,507	4.51	2003/2013	1,035,766	-	5.00	1,289,507	-	0.00
SKK	46,752	15.63				63,114	-	15.63	113,245	+	8.29	109,866	113,245

TOTAL	179,150,516		184,917,334

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: 1,580 million). All such borrowings are hedged in full through swap operations.

Note L—Provisions for liabilities and charges (staff pension fund) (in EUR ‘000)

Commitments in respect of retirement benefits were valued at 30 June 2000 by an independent actuary using the projected unit credit method. The calculations were based on the following assumptions:

–	a discount rate of 7% for determining the actuarial present value of benefits accrued;

–	a retirement age of 62;

–	a combined average impact of the increase in the cost of living and career progression estimated at 4%;

–	a rate of adjustment of pensions of 1.5%;

–	probable resignation of 3% up to age 55;

–	use of EVK/PRASA 90 actuarial tables.

Following this valuation, the EIB’s commitments have been found to be covered.

The movements in the pension fund provision were as follows:

– provision at 31 December 2001	474,951
– payments made during the year	-19,037
– annual cost	61,291

– provision at 31 December 2002	517,205

The above figures do not include the liability towards members of staff in respect of the Optional Supplementary Provident Scheme (a contributory defined benefit pension scheme). The corresponding amount of EUR 144.3 million (2001: EUR 133.7 million) is entered under “Sundry creditors/other” (Note H).

Note M—Fund for general banking risks (in EUR ‘000)

Movements in the Fund for general banking risks are tabulated below:

	31.12.2002	31.12.2001
Fund at beginning of the year	1,080,000	935,000
Transfer for the year	25,000	145,000

Fund at end of the year	1,105,000	1,080,000

Note N—Geographical analysis of “Interest receivable and similar income” (item 1 of the profit and loss account) (in EUR ‘000)

	31.12.2002	31.12.2001
Germany	1,454,812	1,552,900
France	1,146,295	1,227,998
Italy	1,145,673	1,369,824
United Kingdom	1,205,993	1,377,507
Spain	1,017,252	1,219,248
Belgium	172,412	213,288
Netherlands	119,671	149,850
Sweden	147,968	177,804
Denmark	186,848	247,954
Austria	136,309	152,647
Finland	124,832	115,649
Greece	414,251	389,539
Portugal	496,335	525,726
Ireland	93,772	113,859
Luxembourg	28,597	26,829

	7,891,020	8,860,622

Outside the European Union	1,009,465	1,061,294

	8,900,485	9,921,916

Income not analysed(1)	872,771	807,590

	9,773,256	10,729,506

(1)	Income not analysed:

Revenue from investment portfolio securities	208,606	158,125
Revenue from short-term securities	168,768	85,696
Revenue from money-market operations	485,958	556,133
EIF guarantee commission(*) (EIB counterguarantee)	9,439	7,636

	872,771	807,590

(*)	Net of annual amortisation

Note O—Geographical analysis of “Commission receivable” (item 4 of the profit and loss account) (in EUR ‘000)

	31.12.2002	31.12.2001
Italy	1	2
United Kingdom	50	59
Denmark	0	1
Ireland	17	20

	68	82
Community institutions	20,447	22,759

	20,515	22,841

Note P—Administrative expenses and charges (in EUR ‘000)

	31.12.2002	31.12.2001
Salaries and allowances	109,983	101,849
Welfare contributions and other social costs	53,365	51,054

Staff costs	163,348	152,903
General and administrative expenses	62,777	50,861

	226,125	203,764

The number of persons employed by the Bank was 1,113 at 31 December 2002 (1,097 at 31 December 2001).

Note Q—Extraordinary income and charges

a) Extraordinary income (in EUR ‘000)

Extraordinary income of Eur 665,000 at 31.12.02 relates to the reversal of expense accruals which were made in 2001.

b) Extraordinary charges (in EUR ‘000)

	31.12.2002	31.12.2001
Provision for external mobility	0	7,500
Special conversion rates	0	3,864

	0	11,364

Note R—Special deposits for service of borrowings

This item represents the amount of coupons and bonds due, paid by the Bank to the paying agents, but not yet presented for payment by the holders of bonds issued by the Bank.

Note S—Estimated present value of financial instruments

The Bank records balance sheet financial instruments on the basis of their historical cost in foreign currency (apart from the operational portfolio) representing the amount received in the case of a liability or the amount paid to acquire an asset. The present value of the financial instruments (mainly loans, treasury, securities and borrowings after long-term interest rate or currency swaps) entered under assets and liabilities compared with their accounting value is shown in the table below:

(EUR million) 31 December 2002	Assets		Liabilities
	net accounting value	present value	accounting value	present value
– Loans	197,039	205,237	—	—
– Investment portfolio	2,506	2,699	—	—
– Liquid assets	10,976	10,976	—	—
– Borrowings after swaps	—	—	184,710	191,846

Total	210,521	218,912	184,710	191,846

The method of calculation of the present value of the financial instruments making up the assets and liabilities is based on the cash flows of the instruments and of the funding curve of the Bank. The curve reflects the cost of financing of the bank at the end of the year.

Note T—Risk management

The significant risks which have to be managed by the Bank are:

•	credit risk

•	interest rate risk

•	liquidity risk

•	exchange risk

Credit risk

Credit risk concerns mainly the Bank’s lending activity and, to a lesser extent, treasury instruments such as fixed-income securities held in the investment, hedging and operational portfolios, certificates of deposit and interbank term deposits.

The credit risk associated with the use of derivatives is also analysed hereafter in the “Derivatives” section (Note U).

Management of credit risk is based, firstly, on the degree of credit risk vis-à-vis counterparties and, secondly, on an analysis of the solvency of counterparties.

As regards lending, treasury and derivatives operations, credit risk is managed by an independent Credit Risk Department under the direct responsibility of the Management Committee. The Bank has thus established an operationally independent structure for determining and monitoring credit risk.

Loans

In order to limit the credit risk on its loan portfolio, the Bank lends only to counterparties where it has been possible to demonstrate their creditworthiness over the longer term and who can offer guarantees deemed sufficiently sound.

In order efficiently to measure and manage credit risk on loans, the Bank has graded its lending operations according to generally accepted criteria, based on the quality of the borrower, the guarantee and, where appropriate, the guarantor.

The structure of guarantees attaching to the portfolio of loans granted as at 31 December 2002 is analysed below (EUR million):

– within the European Union:

		Guarantor
		Member States	Public institutions(1)	Zone “A” banks	Corporates(1)	Without formal guarantee(2)	Total
	Member States					13,006	13,006
	Public institutions	18,117	14,489	1,675	810	1,396	36,487
Borrower	Zone “A” banks	13,448	31,943	10,834	16,109	14,528	86,862
	Corporates	9,398	1,520	19,762	27,066	6,317	64,063
	Total 2002	40,963	47,952	32,271	43,985	35,247	200,418
	Total 2001	41,545	36,968	32,589	45,030	34,809	190,941

(1)	Loans secured by assignment of rights by category of final beneficiary.
(2)	Loans for which no formal guarantee was required, the borrower’s level of solvency itself representing adequate security. In the event of certain occurrences, appropriate contractual clauses ensure the Bank’s right of access to independent security.

– outside the European Union:

	2002		2001
Secured by:
Member States	1,677		1,881
Community budget	21,661	(*)	21,530	(*)
Pre-Accession Facility	9,805		6,765

Total	33,143		30,176

(*)	of which 2,546 million in risk-sharing operations as explained below (2001: 2,969 million).

Loans outside the Community (apart from those under the Pre-Accession Facility) are, in the last resort, secured by guarantees of the Community budget or the Member States (loans in the ACP Countries and the OCT). In all regions (South Africa, non-member Mediterranean Countries, Central and Eastern Europe, Asia and Latin America), apart from the ACP Countries and the OCT, in the case of loans secured by a sovereign guarantee, all risks are, in the last resort, covered by the Community budget.

The agreements decided by the Council of the European Union on 14April 1997 (Decision 97/256/EC) introduced the concept of risk sharing whereby certain Bank loans are secured by third-party guarantees with respect to the commercial risk, the budgetary guarantee applying in the case of political risks solely arising from currency non-transfer, expropriation, war and civil disturbance. To date, finance contracts for EUR 3,231 million in risk-sharing loans have been signed under these agreements.

Loans granted under the Pre-Accession Facility (EUR 9,805 million) are not secured by guarantees of the Community budget or the Member States.

LOANS FOR PROJECTS OUTSIDE THE UNION

Breakdown of loans by guarantee as at 31 December 2002

(in EUR ‘000)

Convention/agreement	Outstanding 31.12.02	Outstanding 31.12.01
Member States guarantee
ACP/OCT Group 2nd Lomé Convention	4,404	8,924
ACP/OCT Group 3rd Lomé Convention	118,575	177,225
ACP/OCT Group 4th Lomé Convention	677,506	867,832

ACP/OCT Group 4th Lomé Convention/ 2nd Financial Protocol	876,688	826,818

Total Member States guarantee	1,677,173	1,880,799

100 % Community budget guarantee
South Africa – 300m –
BG Decision 19.06.95	184,859	205,887
ALA I – 750m	393,484	587,466
ALA interim (100% guarantee) – 153m	93,664	115,711
CEEC – 1bn – BG Decision 29.11.89	447,100	582,878
CEEC – 3bn – BG Decision 02.05.94	2,220,491	2,491,321
CEEC – 700m – BG Decision 18.04.91	255,222	329,195

Total: 100% Community budget guarantee	3,594,820	4,312,458

75% Community budget guarantee
Mediterranean Protocols	3,334,112	3,903,857
Yugoslavia – Art. 18 (1984)	15,580	21,159
Yugoslavia – 1st Protocol	23,511	34,555
Yugoslavia – 2nd Protocol	168,588	193,597
Slovenia – 1st Protocol	121,304	131,268

Total: 75% Community budget guarantee	3,663,095	4,284,436

70% Community budget guarantee
South Africa – 375m – Decision 29.01.97	277,528	327,031
ALA II – 900m	867,572	995,196
ALA interim (70% guarantee: risk sharing) – 122m	101,539	135,063
Bosnia-Herzegovina – 100m – 99/2001	99,544	100,122
Euromed (EIB) – 2,310m – Decision 29.01.97	2,104,321	2,385,402
FYROM – 150m – 1998/2000	150,000	150,000
CEEC – 3,520m – Decision 29.01.97	2,977,145	3,360,841

Total: 70% Community budget guarantee	6,577,649	7,453,655

65% Community budget guarantee
South Africa – 825m – 7/2000-7/2007	243,562	202,533
ALA III – 2/2000-7/2007	988,461	941,255
Euromed II – 2/2000-7/2007	3,164,588	1,905,885
CEEC – 9,280m – 2/2000-7/2007	2,848,245	1,979,920
Turkey special action – 2001	130,000	0
Turkey-TERRA-11/1999-11/2002	450,000	450,000

Total: 65% Community budget guarantee	7,824,856	5,479,593

Total: Community budget guarantee	21,660,420	21,530,142

Total: Pre-Accession Facility	9,805,108	6,764,930

Grand Total	33,142,701	30,175,871

A breakdown of disbursed loans outstanding (in EUR million) at 31 December 2002 according to the sectors in which borrowers are engaged is set out below:

	Maturity
Sector	not more than 1 year	1 year to 5 years	more than 5 years	TOTAL 2002	TOTAL 2001
Energy	1,893	9,397	12,032	23,322	23,751
Transport	2,060	11,465	40,479	54,004	51,496
Telecommunications	2,473	6,461	2,926	11,860	14,380
Water, sewerage	1,048	4,361	9,016	14,425	12,738
Miscellaneous infrastructure	534	3,332	5,185	9,051	8,143
Agriculture, forestry, fisheries	57	156	143	356	366
Industry	2,501	7,996	4,254	14,751	15,132
Services	226	1,445	1,218	2,889	2,418
Global loans	4,416	22,122	34,726	61,264	54,497
Health, education	59	616	4,442	5,117	3,942

	15,267	67,351	114,421	197,039	186,863

Treasury

The credit risk associated with treasury (the securities portfolio, commercial paper, term accounts, etc.) is rigorously managed through selecting first-class counterparties and issuers.

Limits governing the structure of the securities portfolio and outstanding treasury instruments have been laid down by Management, in particular on the basis of the ratings awarded to counterparties by the rating agencies (these limits are reviewed regularly by the Credit Risk Department).

The table below provides a percentage breakdown of the credit risk associated with the securities portfolio and treasury instruments in terms of the credit rating of counterparties and issuers:

% as at 31 December 2002	Securities portfolio %	Treasury instruments %
Moody’s or equivalent rating
AAA	83	12
P1	0	17
AA1 to AA3	12	45
A1	3	15
Below A1	1	10
Non-rated	1	1

Total	100	100

Interest rate risk

The Bank has established an organisational structure for the asset-liability function, applying best practices in the financial industry, and, in particular, an Asset-Liability Management Committee (ALCO) under the direct responsibility of the Bank’s Management Committee. Accordingly, it has decided on an asset-liability management strategy which involves maintaining an own funds duration of around 5 years, thereby safeguarding the Bank against substantial fluctuations in its long-term revenue.

Given a notional own funds portfolio in line with the above objective of an own funds duration equal to around 5 years, an increase in interest rates of 0.01% on all currencies would result in an increase of EUR 143,000 in the differential between the net present value of the Bank’s own funds and the net present value targeted by ALM strategy.

The following table illustrates the Bank’s exposure to interest rate risk. It presents the nominal amounts according to maturities affected by the incidence of interest rate changes, as regards the main balance sheet items subject to reindexation:

Reindexation interval (EUR million):

	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	Total 31.12.2002	Total 2001

Assets
Loans (gross)	104,939	2,912	5,635	36,614	46,939	197,039	186,863
Net liquidity	10,494	182	177	1,259	1,370	13,482	12,632

	115,433	3,094	5,812	37,873	48,309	210,521	199,495
Liabilities
Borrowings and swaps	120,630	-4,167	3,558	28,665	36,024	184,710	174,794

Interest rate risk	-5,197	7,261	2,254	9,208	12,285

Liquidity risk

The table hereafter analyses assets and liabilities by maturity on the basis of the period remaining between the balance sheet date and the contractual maturity date.

Assets and liabilities for which there is no contractual maturity date are classified under “Maturity undefined”.

Liquidity risk (EUR million)

Maturity	Not more than 3 months	More than 3 months but not more than 1 year	More than 1 year but not more than 5 years	More than 5 years	Maturity undefined	Total

Assets
Cash in hand, central banks and post office banks	16					16
Treasury bills eligible for refinancing with central banks	20	145	704	529		1,398
Other loans and advances:
Current accounts	107					107
Others	9,932					9,932

	10,039	0				10,039
Loans:
Credit institutions	1,497	5,322	32,409	53,187		92,415
Customers	1,383	7,063	34,709	59,628		102,783

	2,880	12,385	67,118	112,815		195,198
Debt securities including fixed-income securities	4,056	868	1,448	2,690		9,062
Other assets					5,056	5,056

Total assets	17,011	13,398	69,270	116,034	5,056	220,769

Liabilities
Amounts owed to credit institutions	1,173	4	6			1,183
Debts evidenced by certificates	13,211	95,564	10,794	65,348		184,917
Currency swap contracts adjustment	99	18	2,985	447		3,549
Capital, reserves and profit					24,615	24,615
Other liabilities					6,505	6,505

Total liabilities	14,483	95,586	13,785	65,795	31,120	220,769

A securities portfolio, termed an “investment portfolio” (Note B), has also been created in order to ensure the Bank’s solvency and to contend with unforeseen liquidity needs. This securities portfolio consists of mainly fixed-income securities issued by first-class counterparties, largely bonds issued by Member States, with the intention of holding them until final maturity.

Exchange risk

The sources of exchange risk are to be found in the margins on operations and in general expenses incurred in non-euro currencies. The Bank’s objective is to eliminate exchange risk by reducing net positions per currency through operations on the international foreign exchange markets.

Exchange position (EUR million)

Currency	Euro	Pound sterling	United States dollar	Other currencies	Total excl. euro	Grand total

Assets
Cash in hand, central banks and post office banks	7	9			9	16
Treasury bills eligible for refinancing with central banks	1,398					1,398
Other loans and advances:
Current accounts	76	3	11	17	31	107
Others	6,661	995	860	1,416	3,271	9,932

	6,737	998	871	1,433	3,302	10,039
Loans:
Credit institutions	53,169	24,264	13,357	1,625	39,246	92,415
Customers	67,849	17,658	11,253	6,023	34,934	102,783

	121,018	41,922	24,610	7,648	74,180	195,198
Debt securities including fixed-income securities	6,655	1,125	950	332	2,407	9,062
Other assets	3,065	848	663	480	1,991	5,056

Total assets	138,880	44,902	27,094	9,893	81,889	220,769

Liabilities
Amounts owed to credit institutions	786	397			397	1,183
Debts evidenced by certificates
Debt securities in issue	77,148	47,681	44,452	14,738	106,871	184,019
Others	155	388		355	743	898

	77,303	48,069	44,452	15,093	107,614	184,917
Currency swap contracts adjustment	31,457	-4,313	-17,895	-5,700	-27,908	3,549
Capital, reserves and profit	24,615					24,615
Other liabilities	4,721	757	534	493	1,784	6,505

Total liabilities	138,882	44,910	27,091	9,886	81,887	220,769

Off balance sheet	3	-2	-1

Net position as at 31.12.2002	1	-10	2	7

Net position as at 31.12.2001	-15	2	4	9

Note U—Derivatives

Derivatives are contractual financial instruments, the value of which fluctuates according to trends in the underlying assets, interest rates, exchange rates or indexes.

1. As part of funding activity

The Bank uses derivatives mainly as part of its funding strategy in order to bring the characteristics, in terms of currencies and interest rates, of the funds raised into line with those of loans granted and also to reduce funding costs.

The derivatives most commonly used are:

•	Currency swaps

•	Interest rate swaps

•	Deferred rate-setting (DRS) agreements

•	Asset swaps

Currency swaps

Currency swaps are contracts under which it is agreed to convert funds raised through borrowings into another currency and, simultaneously, a forward exchange contract is concluded to re-exchange the two currencies in the future in order to be able to repay the funds raised on the due dates.

Interest rate swaps

Interest rate swaps are contracts under which it is generally agreed to exchange floating-rate interest for fixed-rate interest or vice versa.

Deferred rate-setting (DRS) agreements

This derivative is similar to an interest rate swap contract (fixed rate/floating rate or vice versa). However, it is used more specifically by long-term financing institutions such as the EIB, which raises substantial amounts on the capital markets.

Assets swaps

Asset swaps are arranged for investments in bonds that do not have the desired cash-flows features. Specifically, swaps are used to convert investments into floating-rate instruments with 3-month coupon payment and reset frequency. Thus, the Bank eliminates interest-rate and/or exchange risk, while retaining, as intended, the credit risk.

Interest rate or currency swaps allow the Bank to modify the interest rates and currencies of its borrowing portfolio in order to accommo-

date requests from its clients and also make it possible to access certain capital markets by exchanging with counterparties their advantageous conditions of access to these markets, so reducing funding costs.

Long-term derivatives transactions are used only for fund-raising and for the reduction of market risk exposure, but not for trading.

All interest rate and currency swaps linked with the borrowing portfolio have maturities identical to the borrowings concerned and are therefore long-term.

Derivatives credit risk hedging policy

The credit risk with respect to derivatives lies in the loss which the Bank would incur were a counterparty unable to honour its contractual obligations.

In view of the special nature and complexity of the derivatives transactions, a series of procedures was put in place to safeguard the Bank against loss arising out of the use of this instrument.

Contractual framework:

All the EIB’s long-term derivatives transactions are concluded in the contractual framework of Master Swap Agreements and, where non-standard structures are covered, Credit Support Annexes, which specify the conditions of exposure collateralisation. These are generally accepted and practised contract types.

Counterparty selection:

Minimum rating A1 at the outset, the EIB having the right of early termination if the rating drops below a certain level.

Limits:

•	total net market value of derivatives exposure with a counterparty;

•	unsecured exposure to a counterparty;

•	furthermore, specific concentration limits expressed as nominal amount.

All limits are dynamically adapted to the credit quality of the counterparty.

Monitoring:

The derivatives portfolio is regularly valued and compared against limits.

Collateralisation:

•	Derivatives exposure exceeding the limit for unsecured exposure is collateralised by cash and first-class bonds.

•	Very complex and illiquid transactions require collateralisation over and above the present market value.

•	Both the derivatives portfolio with individual counterparties and the collateral received are regularly valued, with a subsequent call for additional collateral or release.

The credit risk associated with derivatives varies according to a number of factors (such as interest and exchange rates) and generally corresponds to only a small portion of their notional value. In the Bank’s case, where only mutually agreed derivatives are negotiated, the credit risk is evaluated on the basis of the “current exposure” method recommended by the Bank for International Settlements (BIS). Hence, the credit risk is expressed in terms of the positive replacement value of the contracts, increased by the potential risks, contingent on the duration and type of transaction, weighted by a coefficient linked to the category of counterparty (BIS 2 weighted risk).

The following tables show the maturities of currency swaps and interest rate swaps plus DRS combined, sub-divided according to their notional amount and the associated credit risk:

Currency swaps (EUR million)

	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 31.12.2002	Total 2001
Notional amount	5,251	30,071	3,156	2,316	40,794	38,567
Net discounted value	-119	-1,592	-249	216	-1,744	2,282
Credit risk (BIS 2 weighted)	79	539	46	204	867	1,357

The notional amounts receivable or payable in respect of currency swaps are disclosed off balance sheet (see 2. below for short-term swaps).

Interest rate swaps and DRS (EUR million)

	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	Total 31.12.2002	Total 2001
Notional amount	11,864	63,428	20,357	32,770	128,419	109,868
Net discounted value	319	3,221	1,048	2,013	6,601	4,817
Credit risk (BIS 2 weighted)	105	1,048	510	836	2,498	1,732

The Bank does not generally enter into any options contracts in conjunction with its risk hedging policy. However, as part of its strategy of raising funds on the financial markets at least cost, the Bank enters into borrowing contracts encompassing notably interest rate or stock exchange index options. Such borrowings are covered by swap contracts to hedge the corresponding market risk.

Tabulated below are the number and notional amount of the various types of option attaching to borrowings:

	Embedded option	Stock exchange index	Special structure coupon or similar
Number of transactions	169	20	27
Notional amount (EUR million)	7,427	1,580	2,903
Net discounted value	-121	-197	226

All options contracts embedded in, or linked with, borrowings are negotiated by mutual agreement.

Generally, there is no credit risk on these options, except in some cases where they are based on a stock exchange index, but for which security exists in the form of regularly monitored collateral.

Ratings exposure table

All new transactions are concluded with counterparties rated at least A1. Consequently, most of the portfolio is concentrated on counterparties rated A1 or above.

Rating	% of nominal	Net market risk	Credit risk & BIS2
Aaa	8.5	574	1,227
Aa1 to Aa3	53.2	531	3,784
A1	35.7	70	2,766
A2 to Baa3	2.1	10	258
Non-rated	0.6	0	191

Total	100	1,185	8,226

2. As part of liquidity management

The Bank also enters into short-term currency swap contracts in order to adjust currency positions in its operational treasury in relation to its benchmark currency, the euro, and to cater for demand for currencies in conjunction with loan disbursements.

The notional amount of short-term currency swaps stood at EUR 2,290 million at 31 December 2002, as against EUR 2,025 million at 31 December 2001.

Note V—Geographical breakdown of lending by country in which projects are located

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2002	% fin. year 2001

1. Loans for projects within the Union and related loans
Germany	783	35,016,192	648,049	34,368,143	14.99%	14.58%
Italy	1,061	31,620,017	2,848,303	28,771,714	13.54%	13.49%
Spain	471	29,528,723	2,825,512	26,703,211	12.64%	12.37%
France	318	26,754,412	3,112,088	23,642,324	11.45%	11.45%
United Kingdom	265	23,628,008	3,218,571	20,409,437	10.12%	11.33%
Portugal	225	14,675,328	3,259,453	11,415,875	6.28%	6.13%
Greece	128	9,830,944	1,627,970	8,202,974	4.21%	4.03%
Denmark	102	5,430,342	945,289	4,485,053	2.32%	2.52%
Sweden	116	4,357,062	948,084	3,408,978	1.87%	1.99%
Belgium	87	4,149,636	433,479	3,716,157	1.78%	1.87%
Austria	122	4,044,781	30,000	4,014,781	1.73%	1.61%
Finland	61	3,470,450	218,956	3,251,494	1.49%	1.29%
Netherlands	49	3,033,618	945,500	2,088,118	1.30%	1.38%
Ireland	76	2,310,962	522,701	1,788,261	0.99%	1.12%
Related Loans (*)	22	1,979,622	300,000	1,679,622	0.85%	0.91%
Luxembourg	33	588,213	12,300	575,913	0.25%	0.27%

Total	3,919	200,418,310	21,896,255	178,522,055	85.81%	86.35%

2. Loans for projects outside the Union
2.1. ACP Countries/OCT
Namibia	10	147,782	18,500	129,282
Mauritius	12	136,434	70,416	66,018
Kenya	8	125,160	21,139	104,021
Jamaica	10	105,323	7,249	98,074
Acp Group	3	102,720	34,220	68,500
Zimbabwe	10	80,721	18,030	62,691
Barbados	6	71,470	45,000	26,470
Mozambique	5	69,201	10,000	59,201
Dominican Republic	5	67,317	50,000	17,317
Ghana	5	66,473	17,365	49,108
Trinidad And Tobago	4	63,624	0	63,624
Regional—Africa	2	60,417	33,000	27,417
Senegal	2	56,038	17,904	38,134
Botswana	7	54,320	0	54,320
Lesotho	3	53,162	27,414	25,748
Regional—Central Africa	1	52,264	44,636	7,628
Mauritania	3	46,083	15,000	31,083
Cameroon	3	31,023	5,000	26,023
Bahamas	3	29,666	0	29,666
Papua New Guinea	6	29,176	0	29,176
Cote-d’Ivoire	6	26,924	0	26,924
Nigeria	2	22,162	0	22,162
Gabon	3	20,152	15,500	4,652
Cape Verde	1	20,000	14,500	5,500
Regional—West Africa	1	19,529	0	19,529
Swaziland	2	17,500	7,500	10,000
Saint Lucia	4	14,465	5,000	9,465
Regional—Caribbean	1	12,429	0	12,429
French Polynesia	3	8,560	3,000	5,560
Malawi	4	8,160	0	8,160
Guinea	2	8,001	0	8,001
British Virgin Islands	3	6,149	0	6,149
Uganda	1	5,491	0	5,491
Oct Group	1	4,960	3,422	1,538

(*)	Loans authorised under the second paragraph of Article 18 (1) of the Statute for projects located outside the territory of Member States of the Union but offering benefits for the Union are considered as related to loans within the Union.

Note V—Geographical breakdown of lending by country in which projects are located (continued)

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2002	% fin. year 2001

Cayman Islands	3	4,781	0	4,781
New Caledonia And Dependencies	2	4,370	0	4,370
Saint Vincent And The Grenadines	2	4,236	0	4,236
Chad	1	4,073	0	4,073
Surinam	1	3,349	0	3,349
Grenada	1	3,063	0	3,063
Falkland Islands	2	2,648	0	2,648
Aruba	3	2,553	2,000	553
Tonga	2	2,324	0	2,324
Belize	1	2,108	0	2,108
Netherlands Antilles	2	810	0	810

Sub-total	162	1,677,171	485,795	1,191,376	0.72%	0.85%

2.2. South Africa Sub-total	23	705,948	100,394	605,554	0.30%	0.33%
2.3. Euro-Mediterranean Partnership Countries and the Balkans
Turkey	28	1,994,351	950,495	1,043,856
Morocco	37	1,574,037	683,100	890,937
Algeria	33	1,522,685	519,432	1,003,253
Egypt	33	1,425,144	578,238	846,906
Tunisia	41	1,324,283	527,200	797,083
Lebanon	13	450,183	185,600	264,583
Federal Republic Of Yugoslavia	15	387,885	279,000	108,885
Jordan	27	363,006	55,000	308,006
Croatia	13	331,613	238,350	93,263
Syria	4	307,539	290,000	17,539
Bosnia-Herzegovina	4	184,544	150,010	34,534
FYROM	8	170,829	72,840	97,989
Gaza-West Bank	8	156,350	106,270	50,080
Albania	6	128,643	81,000	47,643
Israel	3	41,040	0	41,040

Sub-total	273	10,362,132	4,716,535	5,645,597	4.44%	4.18%

2.4. Accession Countries
Poland	66	5,385,661	2,970,446	2,415,215
Czech Republic	36	3,246,091	1,435,344	1,810,747
Romania	39	2,529,072	1,333,930	1,195,142
Hungary	47	2,140,540	662,000	1,478,540
Slovenia	28	1,214,152	578,891	635,261
Slovak Republic	25	1,110,514	163,000	947,514
Bulgaria	24	865,774	557,000	308,774
Cyprus	19	683,799	455,000	228,799
Lettonia	14	310,158	214,744	95,414
Lithuania	15	253,392	102,342	151,050
Estonia	13	177,971	77,800	100,171
Malta	4	35,604	25,000	10,604

Sub-total	330	17,952,728	8,575,497	9,377,231	7.68%	7.03%

2.5. Asia and, Latin American Countries
Brazil	17	668,452	3,448	665,004
Argentina	10	414,675	84,348	330,327
Indonesia	6	295,054	256,818	38,236
Philippines	6	240,098	80,835	159,263
China	3	133,226	56,167	77,059
Thailand	2	93,690	35,650	58,040
Panama	2	91,037	4,881	86,156
Mexico	3	86,846	36,307	50,539
Peru	2	78,153	0	78,153

Note V—Geographical breakdown of lending by country in which projects are located (continued)

Countries and territories in which projects are located	Number of loans	Aggregate loans granted		Undisbursed portion	Disbursed portion	% of total 2002		% fin. year 2001

Regional—Central America	2	57,279		30,000	27,279
Vietnam	1	55,000		55,000	0
Pakistan	2	45,010		28,214	16,796
Sri Lanka	1	40,000		40,000	0
Costa Rica	1	38,616		0	38,616
Bangladesh	1	36,202		36,202	0
Regional—Andean Pact	1	34,472		0	34,472
India	1	26,449		0	26,449
Uruguay	1	10,463		0	10,463

Sub-total	62	2,444,722		747,870	1,696,852	1.05%		1.25%

Total	850	33,142,701		14,626,091	18,516,610	14.19	% (*)	13.65%

Grand total	4,769	233,561,011	(**)	36,522,346	197,038,665	100.00%		100.00%

(*)	9.9% excluding Pre-Accession Facility.
(**)	including securitised loans (Note B).

Note W—Segment reporting

The Bank considers that lending constitutes its main business segment; its organisation and entire management systems are given over to developing and providing loans for Bank customers.

Consequently, the determining factors for segment reporting are:

•	primary determining factor: lending as the main business segment;

•	secondary determining factor lending in terms of geographical spread

Information to be disclosed under the heading of geographical segment reporting is given in the following notes:

•	interest receivable and similar income by geographical area (Note N);

•	lending by country in which projects are located (Note V);

•	tangible and intangible assets by country of location (Note F).

Note X—Conversion rates

The following conversion rates were used for drawing up the balance sheets at 31 December 2002 and 31 December 2001:

1 euro =

EURO-12: Rates fixed irrevocably

Deutsche Mark	1	.95583
French francs	6	.55957
Italian lire	1936	.27
Spanish pesetas	166.386
Belgian francs	40.3399
Netherlands guilders	2	.20371
Austrian Schillings	13.7603
Finnish markka	5	.94573
Drachmas	340.750
Irish pounds	0	.787564
Luxembourg francs	40.3399
Portuguese escudos	200.482

	31.12.2002		31.12.2001
PRE-IN:

Pound sterling	0	.650500	0	.608500
Danish kroner	7	.42880	7	.43650
Swedish kronor	9	.15280	9	.30120

NON-COMMUNITY CURRENCIES:

United States dollars	1	.04870	0	.881300
Swiss francs	1	.45240	1	.48290
Lebanese pounds	1541	.27	1359	.01
Japanese yen	124.390		115.330
Canadian dollars	1	.65500	1	.40770
Australian dollars	1	.85560	1	.72800
CFA francs	655.957		655.957
Czech koruny	31.5770		31.9620
Hong Kong dollars	8	.17810	6	.87230
New Zealand dollars	1	.99750	2	.12150
South African rand	9	.00940	10.4302

Report of the Auditor

The Chairman of the Audit Committee

EUROPEAN INVESTMENT BANK

Luxembourg

We have audited the financial statements, as identified below, of the European Investment Bank for the year ended 31 December 2002. These financial statements are the responsibility of the management of the European Investment Bank. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements identified below give, in accordance with the general principles of the Directives of the European Union on the annual accounts and consolidated accounts of banks and other financial institutions, a true and fair view of the financial position of the European Investment Bank as at 31 December 2002 and of the results of its operations and its cash flows for the year then ended.

The financial statements on which our opinion is expressed comprise:

•	Balance sheet

•	Statement of Special Section

•	Profit and loss account

•	Own funds and appropriation of profit

•	Statement of subscriptions to the capital of the Bank

•	Cash flow statement

•	Notes to the financial statements.

ERNST & YOUNG Société Anonyme

/s/ Kenneth A. Hay
Luxembourg, 25 February 2003	Kenneth A. HAY

The Audit Committee

The Audit Committee reports to the Board of Governors, the following statement being communicated to the Governors prior to their approval of the Annual Report and the financial statements for the past financial year.

Statement by the Audit Committee

The Committee, instituted in pursuance of Article 14 of the Statute and Article 25 of the Rules of Procedure of the European Investment Bank for the purpose of verifying that the operations of the Bank are conducted and its books kept in a proper manner, having

•	designated Ernst & Young as external auditors, reviewed their audit planning process, examined and discussed their reports and noted that their opinion on the financial statements is unqualified,

•	convened on a regular basis with the heads of Directorates and relevant services, met regularly the Head of Internal Audit and discussed the relevant internal audit reports, and studied the documents which it deemed necessary to examine in the discharge of its duties,

•	received assurance from the Management Committee concerning the effectiveness of the internal control structure and internal administration,

and considering

•	the financial statements for the financial year ending on 31 December 2002 as drawn up by the Board of Directors at its meeting on 25 February 2003,

•	that the foregoing provides a reasonable basis for its statement and,

•	Articles 22, 23 & 24 of the Rules of Procedure,

to the best of its knowledge and judgement:

has verified that the Bank’s operations have been carried out in compliance with the formalities and procedures laid down by the Statute and Rules of Procedure;

confirms that the financial statements, comprising the balance sheet, the statement of special section, the profit and loss account, the statement of own funds and appropriation of profit, the statement of subscriptions to the capital of the Bank, the cash-flow statement and the notes to the financial statements give a true and fair view of the financial position of the Bank as at 31 December 2002 and of the results of its operations and cash flows for the year then ended.

Luxembourg, 18 March 2003

The Audit Committee

/s/ M. Haralabidis	/s/ C. Nackstad	/s/ E. Maria

M. HARALABIDIS	C. NACKSTAD	E. MARIA

Financial Statements

                                    as at 1st January 2003

BALANCE SHEET AS AT 1 JANUARY 2003

In EUR ‘000

ASSETS			01.01.2003		31.12.2002
1.	Cash in hand, balances with central banks and post office banks		16,100		16,100
2.	Treasury bills eligible for refinancing with central banks (Note B)		1,398,458		1,398,458
3.	Loans and advances to credit institutions
	a) repayable on demand	107,236		107,236
	b) other loans and advances (Note C)	9,932,089		9,932,089
	c) loans (Note D)	92,414,790		92,414,790

			102,454,115		102,454,115
4.	Loans and advances to customers
	Loans (Note D)	102,782,927		102,782,927
	Specific provisions (Note A.6)	-175,000		-175,000

			102,607,927		102,607,927
5.	Debt securities including fixed-income securities (Note B)
	a) issued by public bodies	3,229,725		3,229,725
	b) issued by other borrowers	5,831,782		5,831,782

			9,061,507		9,061,507
6.	Shares and other variable-yield securities (Note E)		839,200		839,200
7.	Participating interests (Note E)		269,942		269,942
8.	Intangible assets (Note F)		9,848		9,848
9.	Property, furniture and equipment (Note F)		112,705		112,705
10.	Other assets
	a) receivable in respect of EMS interest subsidies paid in advance (Note G)	283		283
	b) sundry debtors (Note H)	1,106,822		1,106,822
	c) currency swap contracts adjustment account*	0		0

			1,107,105		1,107,105
11.	Prepayments and accrued income (Note I)		2,892,516		2,892,516

			220,769,423		220,769,423

OFF-BALANCE-SHEET ITEMS

		01.01.2003		31.12.2002
Commitments
– EBRD capital (Note E)
– Uncalled		442,500		442,500
– To be paid in		25,313		25,313
– EIF capital (Note E)
– Uncalled		972,000		972,000
– Undisbursed loans (Note D)
– Credit institutions	7,412,732		7,412,732
– Customers	29,109,614		29,109,614

		36,522,346		36,522,346
– Undisbursed venture capital operations		1,166,113		1,166,113

Guarantees (Note D)
– In respect of loans granted by third parties		401,626		401,626
– In respect of venture capital operations		64,810		64,810
EIF treasury management		530,034		530,034
Guarantee Fund treasury management		1,646,292		1,646,292
Securities received as collateral with respect to derivatives exposure (Note U)		4,458,616		5,124,892

(*)	The amount of currency swap contracts has not been included in the balance sheet.

The bracketed notes refer to the notes to the financial statements

LIABILITIES			01.01.2003		31.12.2002
1.	Amounts owed to credit institutions (Note J)
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	1,182,667		1,182,667

			1,182,667		1,182,667

2.	Debts evidenced by certificates (Note K)
	a) debt securities in issue	184,019,263		184,019,263
	b) others	898,071		898,071

			184,917,334		184,917,334

3.	Other liabilities
	a) interest subsidies received in advance (Note G)	289,954		289,954
	b) sundry creditors (Note H)	1,036,001		1,036,001
	c) sundry liabilities	45,690		45,690
	d) currency swap contracts adjustment account*	3,549,176		3,549,176

			4,920,821		4,920,821

4.	Accruals and deferred income (Note I)		4,599,543		4,599,543

5.	Provisions for liabilities and charges
	Staff pension fund (Note L)	517,205		517,205
	Provision for guarantees issued	16,835		16,835

			534,040		534,040

6.	Fund for general banking risks (Note M)		1,105,000		1,105,000

7.	Capital
	Subscribed	150,000,000		100,000,000
	Uncalled	-142,500,000		-94,000,000

			7,500,000		6,000,000
8.	Reserves
	a) reserve fund	12,217,060		10,000,000
	b) additional reserves	0		3,717,060
	c) special supplementary reserves	750,000		750,000

			12,967,060		14,467,060

9.	Funds allocated to structured finance facility		250,000		250,000

10.	Funds allocated to venture capital operations		1,499,091		1,499,091

11.	Profit for the financial year		1,293,867		1,293,867

			220,769,423		220,769,423

OFF-BALANCE-SHEET ITEMS
			01.01.2003		31.12.2002
Special deposits for service of borrowings (Note R)			284,367		284,367

Securities portfolio
– Securities receivable			17,776		17,776
– Securities payable			18,132		18,132

Nominal value of interest-rate swap and deferred
rate-setting contracts (Note U)			128,418,546		128,418,546

FRA operations
– Purchase			0		0
– Sale			0		0

Nominal value of currency swap contracts payable			46,633,273		46,633,273

Nominal value of currency swap contracts receivable			43,084,097		43,084,097

Borrowings arranged but not yet signed			889,175		889,175

STATEMENT OF SUBSCRIPTIONS TO THE CAPITAL OF THE BANK AS AT 1 JANUARY 2003

In EUR

Member States	Subscribed capital	Uncalled capital	Paid in capital at 31.12.02	Transfer from additional reserve	Paid in capital at 01.01.03
Germany	26,649,532,500	25,316,065,017	1,066,972,158	266,495,325	1,333,467,483
France	26,649,532,500	25,316,065,017	1,066,972,158	266,495,325	1,333,467,483
Italy	26,649,532,500	25,316,065,017	1,066,972,158	266,495,325	1,333,467,483
United Kingdom	26,649,532,500	25,316,065,017	1,066,972,158	266,495,325	1,333,467,483
Spain	9,795,984,000	9,307,371,252	390,652,908	97,959,840	488,612,748
Belgium	7,387,065,000	7,018,606,548	294,587,802	73,870,650	368,458,452
Netherlands	7,387,065,000	7,018,606,548	294,587,802	73,870,650	368,458,452
Sweden	4,900,585,500	4,655,556,231	196,023,414	49,005,855	245,029,269
Denmark	3,740,283,000	3,553,721,865	149,158,305	37,402,830	186,561,135
Austria	3,666,973,500	3,483,624,843	146,678,922	36,669,735	183,348,657
Finland	2,106,816,000	2,001,475,188	84,272,652	21,068,160	105,340,812
Greece	2,003,725,500	1,903,781,233	79,907,012	20,037,255	99,944,267
Portugal	1,291,287,000	1,226,879,033	51,495,097	12,912,870	64,407,967
Ireland	935,070,000	888,429,814	37,289,486	9,350,700	46,640,186
Luxembourg	187,015,500	177,687,377	7,457,968	1,870,155	9,328,123

	150,000,000,000	142,500,000,000	6,000,000,000	1,500,000,000	7,500,000,000

At its annual meeting on 4th June 2002, the Board of Governors of the Bank unanimously adopted the following decisions:

(1) The Board of Governors of the EIB decided to increase the Bank’s subscribed capital from 100,000 million euro to 150,000 million euro.

(2) The paid-in capital shall, with effect from the 1 January 2003, rise to 7,500 million euro, or 5% of the subscribed capital of 150,000 million euro; the increase in the paid-in capital shall be effected, as of 1 January 2003, through a transfer of 1,500,000,000 euro from the Bank’s Additional Reserves.

Control and Evaluation

AUDIT COMMITTEE - As an independent statutory body, answerable directly to the Board of Governors, the Audit Committee verifies that the Bank’s operations have been conducted in compliance with the procedures laid down in its Statute and the Rules of Procedure and that its books have been kept in a proper manner. The Governors take note of the report of the Audit Committee and its conclusions, and of the Statements by the Committee (on the consolidated and non-consolidated financial statements), before approving the Annual Report of the Board of Directors. The Audit Committee meets every month to coordinate its own work and that of the external and internal auditors and holds regular meetings with the members of the Management Committee and key staff members.

During 2002, under close monitoring of the Audit Committee and in line with “best banking practices”, the Bank pursued the strengthening of its control structures through a further integration into its internal control systems of the method and recommendations of the Basle Committee on Banking Supervision (BIS - Bank for International Settlements) set out in the “Framework for Internal Control Systems in Banking Organisations”.

EXTERNAL AUDITORS - The independent external auditors report directly to the Audit Committee, which they inform each year of their work programme and of the coordination of their activity with that of the Bank’s Internal Audit. The firm Ernst & Young was appointed by the Audit Committee in 1997, after consultation with the Bank’s Management Committee. The contract has been renewed for a 3-year period commencing in 2002.

INTERNAL AUDIT - Catering for audit needs at all levels of management of the EIB Group and acting with the guarantees of independence and of professional standards conferred upon it by its Charter revised in 2001, Internal Audit examines and evaluates the relevance and effectiveness of the internal control systems and the procedures involved. It is also introducing an internal control framework based on BIS guidelines. Hence, Internal Audit reviews and tests controls in critical banking, information technology and administrative areas over a two to five year cycle. Under internal procedures to combat fraud, the Head of Internal Audit has authority to conduct enquiries. The Bank may also call upon external assistance or experts in accordance with the requirements of the enquiry, including the services of the European Anti-Fraud Office (OLAF).

ALM AND MARKET RISK - The Financial Policy, ALM and Market Risk Division within the Finance Directorate holds primary responsibility for asset and liability management through the allocation of funds employed and resources and application of strategic investment rules. This includes measuring and attributing the economic contributions of the Bank’s various activities. Naturally, the division is also responsible for assessing the impact of market risks on the asset and liability position of the Bank as well as measuring the performance of treasury portfolios. Risks are identified, measured, managed and reported according to a structured process approved by the Management Committee. The appropriate policies and procedures for monitoring and limiting risk are documented in guidelines.

The Asset and Liability Committee (ALCO), formed of members of various directorates of the bank who meet once a month, is also in charge of monitoring the implementation of the Bank’s ALM strategy and validating reports.

FINANCIAL CONTROL - This independent department, set up as part of measures to tighten financial controls within the Bank, is responsible for general accounting and for preparing the Bank’s financial statements. Financial Control is also called upon to express a second opinion on certain aspects of the Bank’s financial policies and their implementation. Financial Control reviews cover all the Bank’s activities whose data streams have an important impact on its financial position, such as credit risk, performance indicators, information and management systems, the administrative budget, ALM and market risks.

CREDIT RISK - The EIB’s credit policy is codified in a set of Guidelines defining the types of credit risk which are acceptable. These Guidelines set out minimum credit quality levels for both borrowers and guarantors in lending operations, as well as for treasury and derivatives transactions. Recently, eligibility criteria for loans in the EU have been extended to lending operations in Accession Countries. The Guidelines also detail the minimum requirements which loan contracts must meet in terms of key legal clauses and other contractual stipulations to ensure that the Bank’s position ranks at least as high as that of other senior lenders, with prompt access to security when required. In addition, via the counterpart and sector limit system the Guidelines ensure an acceptable degree of diversification in the Bank’s loan portfolio. The bank’s limit system draws its inspiration from the traditional prudential regulations on concentration and “large exposure” management of the main EU banking directives, though the Bank has generally a more restrictive approach to risk-taking than commercial banks.

The Guidelines undergo periodic adaptations to incorporate evolving operational circumstances and in response to new mandates the bank may receive from its shareholders. The latest adaptations of the Guidelines, designed to strengthen the Bank’s capacity to manage loan exposures in a more volatile and challenging credit environment, were introduced in December 2002.

In line with “best practice” in the banking sector, and to comply with the Internal Rating Based approach recommended by “Basel II”, an internal “Loan Grading” system (relying on “expected loss” methodology) has been implemented for lending operations. This has become an important part of the loan appraisal process, of credit risk monitoring and is the basis for annual general provisioning calculations, as well as providing a reference designed to “price” credit risk at a level commensurate with the loan’s contribution to the general provisioning. Furthermore, utilising a recently introduced credit software package, a portfolio view of credit exposures is implemented, fully integrating the concentration and correlation effects in the bank’s loan portfolio created by the dependence of various exposures from common risk factors. By adding a portfolio view of credit risks, this new tool complements the Loan Grading’s deal-by-deal approach to credit assessment. In the case of unsecured corporate loans, and on a case by case basis, this novel tool may be used in appropriate circumstances to quantify an additional pricing charge designed to compensate for risks arising from concentration effects in the loan portfolio, while also creating incentives for better credit diversification.

The combination of these elements allows for better assessment of credit exposures and a more disciplined approach to their management. The Bank is also adopting an EIB Group-wide credit risk management taking into consideration the exposure generated by its SME guarantee activity of its subsidiary, the European Investment Fund.

OPERATIONS EVALUATION - This department carries out ex post evaluations and coordinates the self-evaluation process in the Bank. It ensures transparency vis-à-vis the EIB’s governing bodies as well as interested outside parties, by carrying out thematic, sector and regional / country evaluations of projects financed by the Bank, once they have been completed, and posting the results on the Bank’s website. Through its work, this department familiarises external observers with the performance of the Bank and encourages the institution to learn from experience.

In 2002, the department completed and published evaluation reports on the Bank’s current portfolio approach for SME global loans and its financing of solid waste management projects.

The above-mentioned controls stem from the Bank’s Statute or other internal organisational provisions. As both a Community body and financial institution, the Bank cooperates with other independent control bodies entrusted with such tasks under the Treaty or other regulations.

EUROPEAN COURT OF AUDITORS - Under Article 248 of the EC Treaty, the Court has the task of examining the accounts of all revenue and expenditure of the Community. The results of the Court’s audits are published (www.eca.eu.int). In accordance with the Agreement mentioned in Article 248(3) and which sets out the arrangements governing the Court’s audit of the use of Community funds managed by the Bank under mandate, the Bank continued in 2002 to provide the Court of Auditors with all information it requested.

OLAF (European Anti-Fraud Office) - The Bank’s policies regarding the investigation of cases of suspected fraud or corruption provide for close cooperation with OLAF. No files were submitted, nor were any requests for information received from OLAF during 2002.

EUROPEAN OMBUDSMAN - Pursuant to Article 195 of the Treaty, the Ombudsman conducts investigations into alleged instances of maladministration by the Community institutions and bodies. The Treaty vests the Ombudsman with full independence in the performance of his duties. The Bank’s responses to requests for information or opinions, either in the context of a citizen’s complaint or of an investigation opened at the Ombudsman’s own initiative, aim to demonstrate the Bank’s compliance with the various rules that are binding on it. The Ombudsman publishes the results of his enquiries (www.euro-ombudsman.eu.int). In 2002, the Bank responded to information requests prior to decisions by the Ombudsman on three complaints.